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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on January 17, 2006

Registration No. 333-122945

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
FORM S-4
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MARKWEST ENERGY PARTNERS, L.P.*
MARKWEST ENERGY FINANCE CORPORATION
(exact name of registrant as specified in its charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 1311 (Primary Standard Industrial Classification Code Number)	27-0005456 20-1805917 (I.R.S. Employer Identification No.)
155 Inverness Drive West Englewood, Colorado 80112-5000 (303) 290-8700 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)		Andrew L. Schroeder 155 Inverness Drive Englewood, Colorado 80112 (303) 290-8700 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
David P. Oelman
Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas 77002-6760
(713) 758-2222

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

*
Includes certain subsidiaries of MarkWest Energy Partners, L.P. identified on the following pages.

        The Registrants hereby amend this Registration Statement on such dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MarkWest Energy Operating Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-0005448 (I.R.S. Employer Identification Number)
Basin Pipeline L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-3297919 (I.R.S. Employer Identification Number)
West Shore Processing Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Michigan (State or Other Jurisdiction of Incorporation or Organization)	76-0501616 (I.R.S. Employer Identification Number)
MarkWest Energy Appalachia, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-0852385 (I.R.S. Employer Identification Number)
MarkWest Texas GP, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	30-0157456 (I.R.S. Employer Identification Number)
MW Texas Limited, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	30-0157458 (I.R.S. Employer Identification Number)
MarkWest Michigan Pipeline Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Michigan (State or Other Jurisdiction of Incorporation or Organization)	83-0375568 (I.R.S. Employer Identification Number)
MarkWest Western Oklahoma Gas Company, L.L.C. (Exact Name of Registrant As Specified In Its Charter)
Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	86-1089780 (I.R.S. Employer Identification Number)

MarkWest New Mexico L.P. (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	30-0157474 (I.R.S. Employer Identification Number)
MarkWest Pinnacle L.P. (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	30-0157461 (I.R.S. Employer Identification Number)
MarkWest PNG Utility L.P. (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	1192493540 (I.R.S. Employer Identification Number)
MarkWest Texas PNG Utility L.P. (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	30-0157468 (I.R.S. Employer Identification Number)
MarkWest Blackhawk L.P. (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	30-157471 (I.R.S. Employer Identification Number)
MarkWest Power Tex L.P. (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	45-0537840 (I.R.S. Employer Identification Number)
MarkWest Pipeline Company, L.P. (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	20-2229672 (I.R.S. Employer Identification Number)
MarkWest Energy East Texas Gas Company L.P. (Exact Name of Registrant As Specified In Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-1311706 (I.R.S. Employer Identification Number)

MarkWest Javelina Company (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	76-0263770 (I.R.S. Employer Identification Number)
MarkWest Javelina Holding Company, L.P. (Exact Name of Registrant As Specified In Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	Requested (I.R.S. Employer Identification Number)
MarkWest Javelina Pipeline Company (Exact Name of Registrant As Specified In Its Charter)
Texas (State or Other Jurisdiction of Incorporation or Organization)	38-2909338 (I.R.S. Employer Identification Number)
MarkWest Javelina Pipeline Holding, L.P. (Exact Name of Registrant As Specified In Its Charter)
Oklahoma (State or Other Jurisdiction of Incorporation or Organization)	36-4582448 (I.R.S. Employer Identification Number)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated January 17, 2006

Prospectus

MarkWest Energy Partners, L.P.
MarkWest Energy Finance Corporation

Offer to Exchange

up to

$225,000,000 of 6.875% Series B Senior Notes due 2014
that have been registered under the Securities Act of 1933

for

$225,000,000 of 6.875% Series A Senior Notes due 2014
that have not been registered under the Securities Act of 1933

        Please read "Risk Factors" beginning on page 7 for a discussion of factors you should consider before participating in the exchange offer.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Each broker-dealer that receives the notes for its own account pursuant to this exchange offer must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period of one year from the expiration date of this exchange offer to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The date of this prospectus is                        , 2006.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the "Commission." In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus and in the letter of transmittal accompanying this prospectus. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or in the documents incorporated by reference into this prospectus are accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

        This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge upon written or oral request directed to: Investor Relations, MarkWest Energy Partners, L.P., 155 Inverness Drive West, Englewood, Colorado 80112-5000; telephone number: (303) 290-8700. To obtain timely delivery, you must request the information no later than                        , 2006.

i

ii

SUMMARY

        This summary highlights information included or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. This prospectus includes information about the exchange offers and includes or incorporates by reference information about our business and our financial and operating data. Before deciding to participate in the exchange offers, you should read this entire prospectus carefully, including the financial data and related notes incorporated by reference in this prospectus and the "Risk Factors" section beginning on page 8 of this prospectus.

        Except as otherwise indicated, references to the "Partnership," "we," "our," "us," or like terms refer to MarkWest Energy Partners, L.P. and its subsidiaries, including MarkWest Energy Finance Corporation. References to "MarkWest Hydrocarbon" refer to MarkWest Hydrocarbon, Inc. and its direct and indirect consolidated subsidiaries.

MarkWest Energy Partners, L.P.

General

        MarkWest Energy Partners, L.P., is a publicly traded Delaware limited partnership. We were formed on January 25, 2002, but did not conduct operations until May 24, 2002, the closing date of our initial public offering (the IPO). We are engaged in the gathering, processing and transmission of natural gas, the transportation, fractionation and storage of natural gas liquids ("NGLs") and the gathering and transportation of crude oil. We are the largest processor of natural gas in the northeastern United States, processing gas from the Appalachian Basin, one of the country's oldest natural gas producing regions, and from Michigan. Through six acquisitions completed during 2003 and 2004, the Partnership has expanded its natural gas gathering, processing and transmission geographic coverage to the southwest United States. In addition, one of our acquisitions has allowed us to enter into the Michigan crude oil transportation business.

        Our midstream services assets are grouped into five geographically reportable business segments—East Texas, Oklahoma, Other Southwest, Appalachia and Michigan.

        We were formed by MarkWest Hydrocarbon to acquire most of its natural gas gathering, processing and transmission, and NGL transportation, fractionation and storage assets and to acquire similar assets or businesses located across North America. MarkWest Hydrocarbon formed us as a publicly traded limited partnership primarily to reduce our cost of capital thereby enhancing our ability to more efficiently grow our operations. The limited partnership structure provides us with access to both equity and debt capital markets as a source of financing in addition to that provided by our credit facility, as well as the ability to use common units in connection with acquisitions. In addition, our limited partnership structure provides tax advantages to our unitholders.

Recent Developments

        On June 24, 2005, we filed with the SEC our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 beyond the prescribed filing deadlines. Our inability to timely file these required reports was due to our discovery of deficiencies, including material weaknesses, in our internal control over financial reporting. We have been and are continuing to take appropriate steps to correct our internal control weaknesses. However, the material weaknesses that have been discovered will not be considered remediated until the new and improved internal controls operate for a period of time, are tested and it is concluded that such new and improved internal controls are operating effectively.

        The failure to have timely filed these reports impacts us in various ways. Specifically, the failure to file by the prescribed deadlines violated certain debt covenants under our credit facility and also created a default under the indenture governing our senior notes. In addition, we were also unable to complete the exchange offer relating to our senior notes as provided for in the related registration rights agreement, and as a consequence we are currently incurring an interest rate penalty of 0.5% per annum until such time as the exchange offer is completed. If the Partnership raises additional capital through public debt or equity offerings, the Partnership will be required to file a Form S-1 registration statement, which is a long form type of registration statement. The requirement to file a Form S-1 registration statement may effect our ability to access the capital markets on a timely basis and will increase the costs of doing so.

        In addition to the measures we have put in place to correct our internal control deficiencies, we are also taking actions to minimize the adverse impact to us of filing our reports late. We have cured our ongoing default under the indenture by filing our Annual Report on Form 10-K, obtained waivers from the lenders under our credit facility for certain breached covenants under such agreement and expect to consummate the exchange offer as soon as reasonably practicable.

        Our principal executive office is located at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000. Our telephone number is 303-290-8700. Our common units trade on the American Stock Exchange under the symbol "MWE."

Exchange Offer

        On October 25, 2004, we completed a private offering of the outstanding notes. As part of this private offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete the exchange offer within six months after the date we issued the outstanding notes. The following is a summary of the exchange offer.

Outstanding Notes	On October 25, 2004, we issued $225 million aggregate principal amount of 6.875% Series A Senior Notes due 2014.
Exchange Notes
6.875% Series B Senior Notes due 2014. The terms of the exchange notes are substantially identical to those terms of the outstanding notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes do not apply to the exchange notes.
Exchange Offer	We are offering to exchange:
•
up to $225 million principal amount of our 6.875% Series B Senior Notes due 2014 that have been registered under the Securities Act of 1933, or the Securities Act, for an equal amount of our outstanding 6.875% Series A Senior Notes due 2014;
• to satisfy our obligations under the registration rights agreement that we entered into when we issued the outstanding notes in a transaction exempt from registration under the Securities Act.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless we decide to extend it.
Conditions to the Exchange Offer
The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the Commission or if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer. Please read "Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.
Procedures for Tendering Outstanding Notes
To participate in the exchange offer, you must follow the automatic tender offer program, or ATOP, procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an "agent's message" that is transmitted through ATOP and that DTC confirm that:
• DTC has received instructions to exchange your notes; and

• you agree to be bound by the terms of the letter of transmittal.
For more details, please read "Exchange Offer—Terms of the Exchange Offer" and "Exchange Offer—Procedures for Tendering."
Guaranteed Delivery Procedures	None.
Withdrawal of Tenders
You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please read "Exchange Offer—Withdrawal of Tenders."
Acceptance of Outstanding Notes and Delivery of Exchange Notes

If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any outstanding note that we do not accept for exchange to you without expense promptly after the expiration date. We will deliver the exchange notes promptly after the expiration date and acceptance of the outstanding notes for exchange. Please read "Exchange Offer—Terms of the Exchange Offer."
Fees and Expenses	We will bear all expenses related to the exchange offer. Please read "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the exchange notes will not provide us with any new proceeds. We are making these exchange offers solely to satisfy our obligations under our registration rights agreement.
Consequences of Failure to Exchange Outstanding Notes

If you do not exchange your outstanding notes in the exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.
U.S. Federal Income Tax Consequences	The exchange of exchange notes for outstanding notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Please read "Material Federal Income Tax Consequences."
Exchange Agent
We have appointed Wells Fargo Bank, National Association as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent addressed as follows:
Wells Fargo Bank, N. A. Corporate Trust Operations Sixth and Marquette MAC N9303-121 Minneapolis, Minnesota 55479 Telephone: (800) 344-5128.

Terms of the Exchange Notes

        The exchange notes will be identical to the outstanding notes, except that the exchange notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The exchange notes will evidence the same debt as the outstanding notes, and the same indenture will govern the exchange notes and the outstanding notes.

        The following summary contains basic information about the exchange notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please read "Description of Exchange Notes."

Issuers	MarkWest Energy Partners, L.P. and MarkWest Energy Finance Corporation.
Securities Offered	$225,000,000 principal amount of 6.875% Series B Senior Notes due 2014.
Interest Rate	6.875% per annum.
Interest Payment Dates
Interest on the exchange notes will accrue from November 1, 2005 and will be paid semi-annually in arrears on May 1 and November 1 of each year, commencing May 1, 2006, to holders of record as of the preceding April 15 and October 15, respectively. Additional interest has accrued on the outstanding notes due to our failure to complete the exchange offer within six months of the issuance of the notes. The initial interest payment on the exchange notes will include all accrued and unpaid interest on the outstanding notes exchanged therefor, including additional interest. See "Description of Exchange Notes—Principal, maturity and interest."
Maturity Date	November 1, 2014.
Subsidiary Guarantee
Each of our existing subsidiaries, other than MarkWest Energy Finance Corporation, will guarantee the exchange notes initially and so long as such subsidiary guarantees any of our other debt. Not all of our future subsidiaries will have to become guarantors. If we cannot make payments on the exchange notes when they are due, the guarantor subsidiaries, if any, must make them instead. See "Description of Exchange Notes—The guarantees."
Optional Redemption
We may redeem some or all of the exchange notes at any time on or after November 1, 2009. At any time prior to November 1, 2009, we may redeem some or all of the exchange notes at a make-whole redemption premium. In addition, prior to November 1, 2007, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of certain equity offerings at a specified redemption price. The redemption prices are discussed under the caption "Description of Exchange Notes—Optional redemption."

Ranking	The exchange notes will be:
	•	our senior unsecured obligations;
	•	equal in right of payment with all of our existing and future senior debt;
	•	senior in right of payment to all of our future subordinated debt;
	•	effectively junior in right to payment to our secured debt to the extent of the assets securing the debt, including our obligations in respect of our bank credit facility; and
	•	effectively subordinated to all future liabilities of our subsidiaries that do not guarantee the notes.
Certain Covenants
We issued the outstanding notes, and will issue the exchange notes, under an indenture with Wells Fargo Bank, National Association, as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:
	•	borrow money;
	•	pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity;
	•	make investments;
	•	use assets as collateral in other transactions;
	•	enter into sale and lease-back transactions;
	•	sell certain assets or merge with or into other companies;
	•	engage in transactions with affiliates; and
	•	engage in unrelated businesses.
For more details, see "Description of Exchange Notes—Covenants."

At any time when the exchange notes are rated investment grade by both Moody's and S&P and no default or event of default has occurred and is continuing under the indenture, we and our subsidiaries will not be subject to many of the foregoing covenants. See "Description of Exchange Notes—Suspended covenants."
Transfer Restrictions; Absence of a Public Market for the Notes

The exchange notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. We do not intend to make a trading market in the exchange notes after the exchange offer. Therefore, we cannot assure you as to the development of an active market for the exchange notes or as to the liquidity of any such market.
Form of Exchange Notes	The exchange notes will be represented initially by one or more global notes. The global exchange notes will be deposited with the trustee, as custodian for DTC.
Same-Day Settlement
The global exchange notes will be shown on, and transfers of the global exchange notes will be effected only through, records maintained in book-entry form by DTC and its direct and indirect participants.

The exchange notes are expected to trade in DTC's Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the exchange notes will be settled in immediately available funds.
Trading	We do not expect to list the exchange notes for trading on any securities exchange.
Trustee, Registrar and Exchange Agent	Wells Fargo Bank, National Association.
Governing Law	The exchange notes and the indenture relating to the exchange notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

        In addition to the other information set forth elsewhere or incorporated by reference in this prospectus, you should consider carefully the risks described below before deciding whether to participate in the exchange offer.

Risks Related to the Exchange Offer

  If you fail to exchange outstanding notes, existing transfer restrictions will remain in effect and the market value of outstanding notes may be adversely affected because they may be more difficult to sell.

        If you fail to exchange outstanding notes for exchange notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the outstanding notes.

        The tender of outstanding notes under the exchange offer will reduce the principal amount of the currently outstanding notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding notes that you continue to hold following completion of the exchange offer.

Risks Inherent in Our Business

  If we are unable to successfully integrate our recent or future acquisitions, our future financial performance may be negatively impacted.

        Our future growth will depend in part on our ability to integrate our recent acquisitions and our ability to make future acquisitions of assets and businesses at attractive prices. We recently completed the Starfish and the Javelina acquisitions, which geographically expanded our operations into offshore and onshore Gulf of Mexico operations. We cannot assure you that we will successfully integrate these or any other acquisitions into our operations, or that we will achieve the desired profitability from such acquisitions. Failure to successfully integrate these substantial or future acquisitions could adversely affect our financial condition and results of operations.

        The integration of acquisitions with our existing business involves numerous risks, including:

  •
  operating a significantly larger combined organization and integrating additional midstream operations to our existing operations;

  •
  difficulties in the assimilation of the assets and operations of the acquired businesses, especially if the assets acquired are in a new business segment or geographic area;

  •
  the loss of customers or key employees from the acquired businesses;

  •
  the diversion of management's attention from other business concerns;

  •
  the failure to realize expected synergies and cost savings;

  •
  coordinating geographically disparate organizations, systems and facilities;

  •
  integrating personnel from diverse business backgrounds and organizational cultures; and

  •
  consolidating corporate and administrative functions.

        Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. Following an acquisition, we may discover previously unknown liabilities associated with the acquired business for which we have no recourse from the seller under applicable indemnification provisions or otherwise. Moreover, the acquired assets will be subject to the same stringent environmental laws and regulations relating to releases of pollutants into the environment and environmental protection as our existing plants, pipelines and facilities, and thus our operation of these new assets could cause us to incur increased costs to attain or maintain compliance with such laws and regulations. If we consummate any future acquisition, our capitalization and results of operation may change significantly, and you will not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in determining the application of these funds and other resources.

        Our acquisition strategy is based in part on our expectation of ongoing divestitures of assets within the midstream industry. A material decrease in such divestitures will limit our opportunities for future acquisitions and could adversely affect our operations and cash flows available for distribution to our unitholders.

  A significant decrease in natural gas production in our areas of operation, due to the decline in production from existing wells, depressed commodity prices or otherwise, could adversely affect our revenues and operating income, and cash flows.

        Our profitability is materially impacted by the volume of natural gas we gather, transmit and process and NGLs we transport and fractionate at our facilities. A material decrease in natural gas production in our areas of operation would result in a decline in the volume of natural gas delivered to our pipelines and facilities for gathering, transmitting and processing and NGLs delivered to our pipelines and facility for fractionation and transportation. The effect of such a material decrease would be to reduce our revenue and operating income. Fluctuations in energy prices can greatly affect production rates and investments by third parties in the development of new oil and natural gas reserves. Drilling activity generally decreases as oil and natural gas prices decrease. We have no control over the level of drilling activity in the areas of operations, the amount of reserves underlying the wells and the rate at which production from a well will decline, sometimes referred to as the "decline rate." In addition, we have no control over producers or their production decisions, which are affected by, among other things, prevailing and projected energy prices, demand for hydrocarbons, the level of reserves, geological considerations, governmental regulation and the availability and cost of capital. Failure to connect new wells to our gathering systems would, therefore, result in the amount of natural gas we gather, transmit and process and the amount of NGLs we transport and fractionate being reduced substantially over time and could, upon exhaustion of the current wells, cause us to abandon our gathering systems and, possibly, cease gathering operations. Our ability to connect to new wells will be dependent on the level of drilling activity in our areas of operations and competitive market factors. As a consequence of such declines, our revenues would be materially adversely affected.

  We have found material weaknesses in our internal controls that require remediation and concluded, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, that our internal control over financial reporting at December 31, 2004 was not effective and our inability to remediate any material weaknesses could have a material adverse effect on our business, results of operations or financial condition.

        As we disclose in our Management's Report on Internal Control over Financial Reporting in Part II, Item 9A, "Controls and Procedures", of our Annual Report on Form 10-K for the year ended December 31, 2004 which we filed with the SEC on June 24, 2005, we have discovered deficiencies, including material weaknesses, in our internal control over financial reporting. While we have taken and are continuing to take appropriate steps to correct our internal control weaknesses, the material weaknesses that have been discovered will not be considered remediated until the new and improved internal controls operate for a period of time, are tested and it is concluded that such new and improved internal controls are operating effectively. Pending the successful completion of such testing and the hiring of additional personnel, we will perform mitigating procedures relating to our internal control weaknesses. If we fail to remediate any material weaknesses, we could be unable to provide timely and reliable financial information, which could have a material adverse effect on our business, results of operations or financial condition.

  Our substantial debt and other financial obligations could impair our financial condition, results of operations and cash flows and our ability to fulfill our debt obligations.

        We have substantial indebtedness and other financial obligations.

        Subject to the restrictions governing our indebtedness and other financial obligations and the indenture governing the notes, we may incur significant additional indebtedness and other financial obligations, which may be secured and/or structurally senior to the notes.

        Our substantial indebtedness and other financial obligations could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

  •
  result in higher interest expense in the event of increases in interest rates since some of our debt is, and will continue to be, at variable rates of interest;

  •
  have a material adverse effect on us if we fail to comply with financial and restrictive covenants in our debt agreements and an event of default occurs as a result of that failure that is not cured or waived;

  •
  require us to dedicate a substantial portion of our cash flow to payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general partnership requirements;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

  •
  place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

        If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital or sell our assets. We may then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all.

  Restrictive covenants in the agreements governing our indebtedness may reduce our operating flexibility.

        The indenture governing these notes and agreements governing our credit facility and other future indebtedness contain or will contain various covenants limiting our ability and the ability of specified subsidiaries of ours to, among other things:

  •
  sell assets;

  •
  pay dividends on, redeem or repurchase our equity interests or redeem or repurchase our subordinated debt;

  •
  make investments;

  •
  incur or guarantee additional indebtedness or issue preferred securities;

  •
  create or incur certain liens;

  •
  enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;

  •
  consolidate, merge or transfer all or substantially all of our assets;

  •
  engage in transactions with affiliates;

  •
  create unrestricted subsidiaries; and

  •
  enter into sale and leaseback transactions.

        These restrictions could limit our ability and the ability of our subsidiaries to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. Our existing credit facility contains covenants requiring us to maintain specified financial ratios and satisfy other financial conditions. We may be unable to meet those ratios and conditions. Any future breach of any of these covenants or our failure to meet any of these ratios or conditions could result in a default under the terms of our credit facility, which could result in acceleration of our debt and other financial obligations. If we were unable to repay those amounts, the lenders could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral.

  A material decrease in the supply of crude oil available for transport through our Michigan Crude Pipeline, or a significant decrease in demand for refined products in the markets served by this pipeline, could adversely affect our revenues and cash flow.

        The volume of crude oil we transport through our Michigan Crude Pipeline depends on the availability of attractively priced crude oil produced in the areas accessible to our crude oil pipeline. If there were a material decrease in the volume of crude oil shipped on the pipeline due to reduced production from our shippers, less expensive supplies of crude oil available to the markets served by our pipeline, competition from trucks or reduced demand for refined product, our revenues would be reduced unless we are able to raise our tariffs on the pipeline sufficiently to offset the revenues lost due to the reduced volumes. Our ability to raise tariffs might be constrained by competitive market forces.

        Likewise, a sustained decrease in demand for refined products in the markets served by our crude oil pipeline would adversely affect our revenues and cash flow. Factors that could lead to a decrease in market demand include:

  •
  a recession or other adverse economic condition that results in lower spending by consumers on gasoline, diesel fuel, and travel;

  •
  an increase in the market price of crude oil that leads to higher refined product prices;

  •
  higher fuel taxes or other governmental or regulatory actions that increase, directly or indirectly, the cost of gasoline or other refined products; and

  •
  a shift by consumers to more fuel-efficient or alternative fuel vehicles or an increase in fuel economy, whether as a result of technological advances by manufacturers, pending legislation proposing to mandate higher fuel economy, or otherwise.

  We depend on third parties for the raw natural gas we transport through our East Texas System facilities.

        We depend on numerous suppliers, including Devon Energy, to provide a significant portion of the raw natural gas for our transportation through the East Texas System. If Devon Energy, or a significant number of other producers, were to decrease materially the supply of raw natural gas to our East Texas System facilities for any reason, we could experience difficulty in replacing those lost volumes. Because our operating costs are primarily fixed, a reduction in the volumes of raw natural gas delivered to us would result not only in a reduction of revenues but also a decline in net income and cash flow of similar or greater magnitude.

  We depend upon third parties for the raw natural gas we process and the NGLs we fractionate at our Appalachian facilities, and any reduction in these quantities could reduce our revenues and cash flow.

        We depend upon Columbia Natural Resources, Inc., or Columbia Resources, and Equitable Production Company, or Equitable, to provide a significant portion of the raw natural gas and NGLs for our processing, transportation, fractionation, and storage facilities in the Appalachian basin.

        Raw natural gas from Columbia Resources, Equitable and the other third party producers are committed to us pursuant to our processing agreements with MarkWest Hydrocarbon and our contract with Equitable. The raw gas and NGLs committed to us by MarkWest Hydrocarbon are in turn committed to it pursuant to its agreements with third party producers. We depend on these contracts for our supply of natural gas and NGLs. Pursuant to these contracts, Columbia Resources, Equitable and the other producers are under no obligation to deliver a specific quantity of raw natural gas or NGLs to our facilities. If Columbia Resources, Equitable or a significant number of other producers were to decrease materially the supply of raw natural gas or NGLs to our facilities for any reason, we could experience difficulty in replacing those lost volumes. Because our operating costs are primarily fixed, a reduction in the volumes of raw natural gas or NGLs delivered to us would result not only in a reduction of revenues but also a decline in net income and cash flow of similar or greater magnitude.

  We derive a significant portion of our revenues from our gas processing, transportation, fractionation and storage agreements with MarkWest Hydrocarbon and its failure to satisfy its payment or other obligations under these agreements could reduce our revenues and cash flow.

        MarkWest Hydrocarbon accounts for a significant portion of our revenues and gross margin. These revenues and margins are generated by the volumes of raw natural gas contractually committed to MarkWest Hydrocarbon by the Appalachian producers described above, and the fees generated from processing, transportation, fractionation and storage services provided to MarkWest Hydrocarbon. We expect to derive a significant portion of our revenues and gross margin from the services we provide under our contracts with MarkWest Hydrocarbon for the foreseeable future. Any default or nonperformance by MarkWest Hydrocarbon of its contractual obligations to us could significantly reduce our revenues and cash flows. Thus, any factor or event adversely affecting MarkWest Hydrocarbon's business, creditworthiness or its ability to perform under its contracts with us or its other contracts related to our business could also adversely affect us.

  The fees charged to third parties under our gathering, processing, transmission, transportation, fractionation and storage agreements may not escalate sufficiently to cover increases in costs and the agreements may not be renewed or may be suspended in some circumstances.

        Our costs may increase at a rate greater than the rate that the fees that we charge to third parties increase pursuant to our contracts with them. Furthermore, third parties may not renew their contracts with us. Additionally, some third parties' obligations under their agreements with us may be permanently or temporarily reduced upon the occurrence of certain events, some of which are beyond our control, including force majeure events wherein the supply of either natural gas, NGLs or crude oil are curtailed or cut off. Force majeure events include (but are not limited to) revolutions, wars, acts of enemies, embargoes, import or export restrictions, strikes, lockouts, fires, storms, floods, acts of God, explosions, mechanical or physical failures of equipment or facilities of the Partnership or third parties. If the escalation of fees is insufficient to cover increased costs, if third parties do not renew or extend their contracts with us, or if any third party suspends or terminates its contracts with us, our financial results would be negatively impacted.

  We are exposed to the credit risk of our customers and counterparties, and a general increase in the nonpayment and nonperformance by our customers could reduce our revenues and cash flow.

        We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any increase in the nonpayment and nonperformance by our customers could reduce our revenues and cash flow.

  We may not be able to retain existing customers or acquire new customers, which would reduce our revenues and limit our future profitability.

        The renewal or replacement of existing contracts with our customers at rates sufficient to maintain current revenues and cash flows depends on a number of factors beyond our control, including competition from other pipelines, and the price of, and demand for, natural gas, NGLs and crude oil in the markets we serve. Our competitors include large oil, natural gas, refining and petrochemical companies, some of whom have greater financial resources and access to raw natural gas and NGL supplies than we do. Additionally, our customers who gather gas through facilities that are not otherwise dedicated to us may develop their own processing and fractionation facilities in lieu of using our services. In addition, certain of our competitors may have advantages in competing for acquisitions or other new business opportunities because of their financial resources and access to raw natural gas and NGL supplies.

        As a consequence of the increase in competition in the industry and volatility of natural gas prices, end-users and utilities are reluctant to enter into long-term purchase contracts. Many end-users purchase natural gas from more than one natural gas company and have the ability to change providers at any time. Some of these end-users also have the ability to switch between gas and alternative fuels in response to relative price fluctuations in the market. Because there are numerous companies of greatly varying size and financial capacity that compete with us in the marketing of natural gas, we often compete in the end-user and utilities markets primarily on the basis of price. The inability of our management to renew or replace our current contracts as they expire and to respond appropriately to changing market conditions could have a negative effect on our profitability.

  Growing our business by constructing new pipelines and processing and treating facilities subjects us to construction risks and risks that natural gas supplies will not be available upon completion of the facilities.

        One of the ways we intend to grow our business is through the construction of additions to our existing gathering systems and construction of new gathering, processing and treating facilities. The construction of gathering, processing and treating facilities requires the expenditure of significant amounts of capital, which may exceed our expectations, and involves numerous regulatory, environmental, political and legal uncertainties. If we undertake these projects, we may not be able to complete them on schedule or at all or at the budgeted cost. Moreover, our revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if we build a new pipeline, the construction will occur over an extended period of time, and we will not receive any material increases in revenues until after completion of the project. Furthermore, we may have only limited natural gas supplies committed to these facilities prior to their construction. Moreover, we may construct facilities to capture anticipated future growth in production in a region in which anticipated production growth does not materialize. We may also rely on estimates of proved reserves in our decision to construct new pipelines and facilities, which may prove to be inaccurate because there are numerous uncertainties inherent in estimating quantities of proved reserves. As a result, new facilities may not be able to attract enough natural gas to achieve our expected investment return, which could adversely affect our results of operations and financial condition.

        Our profitability is affected by the volatility of NGL product and natural gas prices.

        The profitability of our natural gas processing and NGL fractionation operations is affected by volatility in prevailing NGL product and natural gas prices. Changes in the prices of NGL products correlate closely with changes in the price of crude oil. NGL product and natural gas prices have been subject to significant volatility in recent years in response to relatively minor changes in the supply and demand for NGL products and natural gas, market uncertainty and a variety of additional factors that are beyond our control, including:

  •
  the level of domestic oil, natural gas and NGL production;

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  imports of crude oil, natural gas and NGLs;

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  seasonality;

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  the condition of the U.S. economy;

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  political conditions in other oil-producing and natural gas-producing countries; and

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  domestic government regulation, legislation and policies.

        The gross margin we realize under percent-of-proceeds and percent-of-index contracts is directly affected by changes in NGL product prices and natural gas prices, and is therefore more subject to volatility in commodity prices than our fee-based contracts. In addition, our Arapaho plant processes natural gas pursuant to keep-whole contracts. Additionally, changes in natural gas prices may indirectly impact our profitability since prices can influence drilling activity and well operations and thus the volume of gas we gather and process. In the past, the prices of natural gas and NGLs have been extremely volatile, and we expect this volatility to continue.

        We are subject to operating and litigation risks that may not be covered by insurance.

        Our operations are subject to all operating hazards and risks incidental to processing, transporting, fractionating, and storing natural gas and NGLs and to transporting and storing crude oil. These hazards include:

  •
  damage to pipelines, plants, related equipment and surrounding properties caused by floods and other natural disasters;

  •
  inadvertent damage from construction and farm equipment;

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  leakage of crude oil, natural gas, NGLs and other hydrocarbons;

  •
  fires and explosions; and

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  other hazards, including those associated with high-sulfur content, or sour gas, that could also result in personal injury and loss of life, pollution and suspension of operations.

        As a result, we may be a defendant in various legal proceedings and litigation arising from our operations. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies have increased substantially, and could escalate further. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. For example, insurance carriers are now requiring broad exclusions for losses due to war risk and terrorist acts. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our financial position.

  Transportation on certain of our pipelines could become subject to the jurisdiction of the Federal Energy Regulatory Commission.

        Certain of our pipelines could in the future become subject to the jurisdiction of the Federal Energy Regulatory Commission, or FERC, depending upon possible changes in the factual circumstances upon which each pipeline's jurisdictional status is based. Such a change could adversely affect the terms of service, rates and revenues of such pipelines.

        The Michigan Crude Pipeline is not currently subject to the jurisdiction of the FERC. If a shipper sought to challenge the jurisdictional status of this pipeline, however, FERC could determine that transportation on this pipeline is within its jurisdiction under the Interstate Commerce Act, thereby requiring us to file a tariff and cost-based rates for such transportation with FERC. While no shipper has filed a formal complaint, one shipper on the Michigan Crude Pipeline has contacted FERC about the transportation rates and to question the jurisdictional status of the pipeline. FERC requested that we and the shipper resolve the dispute. If we are unable to successfully resolve this dispute or any future dispute over the jurisdictional status of the Michigan Crude Pipeline, it could become subject to FERC regulation, and the cost of compliance with that regulation could adversely affect our profitability.

  Our business is subject to federal, state and local laws and regulations with respect to environmental, safety and other regulatory matters, and the violation of or the cost of compliance with such laws and regulations could adversely affect our profitability.

        Our business is subject to the jurisdiction of numerous governmental agencies who enforce complex and stringent laws and regulations with respect to a wide range of environmental, safety and other regulatory matters. We could be adversely affected by increased costs due to more strict pollution control requirements or liabilities resulting from non-compliance with required operating or other regulatory permits. New environmental laws and regulations might adversely impact our products and activities, including the gathering, processing, transportation, fractionation, and storage of raw natural gas and NGLs and the transportation and storage of crude oil. Federal, state and local agencies also could impose additional safety requirements, any of which could affect our profitability. In addition, we face the risk of accidental releases or spills associated with our operations, which could result in material costs and liabilities, including those relating to claims for damages to property and persons. Failure by us to comply with environmental or safety related laws and regulations could result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations and even the issuance of injunctions that restrict or prohibit the performance of our operations.

        Furthermore, our gas gathering and crude oil transportation operations in Michigan are subject to regulation at the state level, which increases the costs of operating our pipeline facilities. Matters subject to regulation include rates on our natural gas pipelines, as well as service and safety on all our pipelines. In addition, our lateral pipelines in Texas and Oklahoma are subject to the jurisdiction of the Texas Railroad Commission and the Oklahoma Corporation Commission, respectively. Changes in state regulations, or our status under these regulations due to configuration changes in our operating facilities, that subject us to further regulation could have a material adverse effect on our financial condition, results of operations and cash flows.

  We are indemnified for liabilities arising from an ongoing remediation of property on which our facilities are located and our results of operation and our ability to make payments of principal and interest on the notes could be adversely affected if the indemnifying party fails to perform its indemnification obligation.

        Columbia Gas is the previous or current owner of the property on which our Kenova, Boldman, Cobb and Kermit facilities are located and is the previous operator of our Boldman and Cobb facilities. Columbia Gas has been or is currently involved in investigatory or remedial activities with respect to the real property underlying the Boldman and Cobb facilities pursuant to an "Administrative Order by Consent for Removal Actions" entered into by Columbia Gas and the U.S. Environmental Protection Agency and, in the case of the Boldman facility, an "Agreed Order" with the Kentucky Natural Resources and Environmental Protection Cabinet.

        Columbia Gas has agreed to retain sole liability and responsibility for, and to indemnify MarkWest Hydrocarbon against, any environmental liabilities associated with these regulatory orders or the real property underlying these facilities to the extent such liabilities arose prior to the effective date of the agreements pursuant to which such properties were acquired or leased from Columbia Gas. At the closing of our initial public offering, MarkWest Hydrocarbon assigned us the benefit of its indemnity from Columbia Gas with respect to the Cobb, Boldman and Kermit facilities. While we are not a party to the agreement under which Columbia Gas agreed to indemnify MarkWest Hydrocarbon with respect to the Kenova facility, MarkWest Hydrocarbon has agreed to provide to us the benefit of its indemnity, as well as any other third party environmental indemnity of which it is a beneficiary. MarkWest Hydrocarbon has also agreed to provide us an additional environmental indemnity pursuant to the terms of the Omnibus Agreement. Our results of operation and our ability to make cash distributions to our unitholders could be adversely affected if in the future either Columbia Gas or MarkWest Hydrocarbon fails to perform under the indemnification provisions of which we are the beneficiary.

  The amount of gas we process, gather and transmit or the crude oil we gather and transport may be reduced if the pipelines to which we deliver the natural gas or crude oil cannot or will not accept the gas or crude oil.

        All of the natural gas we process, gather and transmit is delivered into pipelines for further delivery to end users. If these pipelines cannot or will not accept delivery of the gas due to downstream constraints on the pipeline, we will be forced to limit or stop the throughput of gas through our pipelines and processing systems. In addition, interruption of pipeline service upstream of our processing facilities would likewise limit or stop throughput through our processing facilities. Likewise, if the pipelines into which we deliver crude oil are interrupted, we will be limited in, or prevented from, conducting our crude oil transportation operations. Such interruptions or constraints on pipeline service may be caused by any number of factors beyond our control, including necessary and scheduled maintenance as well as unexpected damage to the pipeline. Since our revenues and gross margin depend upon the volumes of natural gas we process, gather and transmit, the throughput of NGLs through our transportation, fractionation and storage facilities and the volume of crude oil we gather and transport, any such limitation or reduction of volumes could result in a material reduction in our gross margin.

        Our business would be adversely affected if operations at any of our facilities were interrupted.

        Our operations are dependent upon the infrastructure that we have developed, including processing and fractionation plants, storage facilities and various means of transportation. Any significant interruption at these facilities or pipelines or our inability to transmit natural gas or NGLs, or transport crude oil to or from these facilities or pipelines for any reason would adversely affect our results of operations. Operations at our facilities could be partially or completely shut down, temporarily or permanently, as the result of any number of circumstances that are not within our control, such as:

  •
  unscheduled turnarounds or catastrophic events at our physical plants;

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  labor difficulties that result in a work stoppage or slowdown; and

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  a disruption in the supply of crude oil to our crude oil pipeline, natural gas to our processing plants or gathering pipelines, or a disruption in the supply of NGLs to our transportation pipeline and fractionation facility.

  Our business and operations could be adversely affected by terrorist attacks.

        On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope, and the United States and others instituted military action in response. Since the September 11th attacks, the U.S. government has issued public warnings that indicate that energy assets, specifically our nation's pipeline infrastructure, production facilities and transmission and distribution facilities, might be specific targets of terrorist organizations. The continued threat of terrorism and the impact of military and other actions will likely lead to increased volatility in prices for natural gas and oil and could affect the markets for our products. In addition, future acts of terrorism could be directed against companies operating in the United States, particularly those engaged in sectors essential to our economic prosperity, such as natural resources. These developments have subjected our operations to increased risk and, depending on their ultimate magnitude, could have a material adverse affect on our business.

  Due to our lack of asset diversification, adverse developments in our gathering, processing, transportation, transmission, fractionation and storage business would affect our financial condition and results of operations, and cash flows.

        We rely exclusively on the revenues generated from our gathering, processing, transportation, transmission, fractionation and storage businesses. Due to our lack of asset diversification, an adverse development in one of these businesses would have a significantly greater impact on our financial condition, results of operations and cash flows than if we maintained more diverse assets.

Risks Related to the Notes

  We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the partnership interests and the other equity interests in our subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, our existing credit facility and applicable state partnership laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, or to repurchase the notes upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes.

  Payments of principal and interest on the notes will be effectively subordinated to our senior secured debt to the extent of the value of the assets securing that debt.

        The notes are effectively subordinated to claims of our secured creditors and the subsidiary guarantees are effectively subordinated to the claims of our secured creditors as well as the secured creditors of our subsidiary guarantors. Holders of our secured obligations, including obligations under our existing and senior secured credit facilities, will have claims that are prior to claims of the holders of the notes with respect to the assets securing those obligations. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, our assets and those of our subsidiaries will be available to pay obligations on the notes and the guarantees only after holders of our senior secured debt have been paid the value of the assets securing such debt. Although all of our subsidiaries, other than MarkWest Energy Finance Corporation, the co-issuer of the notes, currently guarantee the notes, in the future, under certain circumstances, the guarantees are subject to release and we may have subsidiaries that are not guarantors. In that case, the notes would be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceeding of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

  We distribute all of our available cash to our unitholders and we are not required to accumulate cash for the purpose of meeting our future obligations to our noteholders, which may limit the cash available to service the notes.

        Subject to the limitations on restricted payments contained in the indenture governing the notes and in our credit facility and other indebtedness, we distribute all of our "available cash" each quarter to our limited partners and our general partner. "Available cash" is defined in our partnership agreement, and it generally means, for each fiscal quarter:

  •
  all cash on hand at the end of the quarter;

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  less the amount of cash that our general partner determines in its reasonable discretion is necessary or appropriate to:

  •
  provide for the proper conduct of our business;

  •
  comply with applicable law, any of our debt instruments, or other agreements; or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus all cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

        As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

  We may not be able to fund a change of control offer.

        In the event of a change of control, we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. If a change of control were to occur today, we would not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. We cannot assure you that we will have sufficient funds available or that we will be permitted by our other debt instruments to fulfill these obligations upon a change of control in the future. Furthermore, certain change of control events would constitute an event of default under our current bank credit facilities. See "Description of Exchange Notes—Repurchase at the option of holders—Change of control."

  Many of the covenants contained in the indenture will not be applicable during any period in which the notes are rated investment grade by both Standard & Poor's and Moody's and in which no default or event of default has occurred and is continuing.

        Many of the covenants in the indenture governing the notes will not apply to us during any period in which the notes are rated investment grade by both Standard & Poor's and Moody's and in which no default or event of default has occurred and is continuing. These covenants restrict, among other things, our ability to pay dividends, incur debt, and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and the effects of any such actions that we take while these covenants are not in force will be permitted to remain in place even if the notes are subsequently downgraded below investment grade and the covenants are reinstated. See "Description of the Exchange Notes—Suspended covenants."

  The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees.

        Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence; or

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

  Our general partner has no liability for the notes.

        The indenture provides that our general partner has no liability for our obligations under the notes. Accordingly, if we and the subsidiary guarantors are unable to make payments on the notes, you will not be able to recover against our general partner.

        Your ability to transfer the exchange notes may be limited by the absence of a trading market.

        The exchange notes will be new securities for which currently there is no trading market. We do not currently intend to apply for listing of the exchange notes on any securities exchange or stock market. The liquidity of any market for the exchange notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions. Any such disruption may adversely affect the holders of the exchange notes.

Risks Related to Our Ownership Structure

  MarkWest Hydrocarbon and its affiliates have conflicts of interest and limited fiduciary responsibilities, which may permit them to favor their own interests to your detriment.

        MarkWest Hydrocarbon and its affiliates own and control our general partner. MarkWest Hydrocarbon and its affiliates also own a significant limited partner interest in us. A number of officers and employees of MarkWest Hydrocarbon and our general partner also own interests in us. Conflicts of interest may arise between MarkWest Hydrocarbon and its affiliates, including our general partner, on the one hand, and us, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of our unitholders. These conflicts include, among others, the following situations:

  Conflicts relating to control:

  •
  employees of MarkWest Hydrocarbon who provide services to us also devote significant time to the businesses of MarkWest Hydrocarbon and are compensated by MarkWest Hydrocarbon for these services;

  •
  neither our partnership agreement nor any other agreement requires MarkWest Hydrocarbon to pursue a future business strategy that favors us or utilizes our assets for processing, transportation or fractionation services we provide. MarkWest Hydrocarbon's directors and officers have a fiduciary duty to make these decisions in the best interests of the stockholders of MarkWest Hydrocarbon;

  •
  our general partner is allowed to take into account the interests of parties other than us, such as MarkWest Hydrocarbon, in resolving conflicts of interest, which has the effect of limiting its fiduciary duty to our unitholders; and

  •
  our general partner controls the enforcement of obligations owed to us by our general partner and its affiliates, including the processing, transportation and fractionation agreements with MarkWest Hydrocarbon.

  MarkWest Hydrocarbon and its affiliates may engage in competition with us.

        MarkWest Hydrocarbon and its affiliates may engage in competition with us. Pursuant to the Omnibus Agreement, MarkWest Hydrocarbon and its affiliates have agreed not to engage in, whether by acquisition, construction or otherwise, the business of processing natural gas and transporting, fractionating and storing NGLs. These restrictions, however, do not apply to:

  •
  the gathering of natural gas;

  •
  any business operated by MarkWest Hydrocarbon or any of its subsidiaries at the closing of our initial public offering;

  •
  any business that MarkWest Hydrocarbon or any of its subsidiaries acquires or constructs that has a fair market value of less than $7.5 million;

  •
  any business that MarkWest Hydrocarbon or any of its subsidiaries acquires or constructs that has a fair market value of $7.5 million or more if we have been offered the opportunity to purchase the business for fair market value, and we decline to do so with the concurrence of the conflicts committee of our general partner; and

  •
  any business that MarkWest Hydrocarbon or any of its subsidiaries acquires or constructs where the fair market value of the restricted business is $7.5 million or more and represents less than 20% of the aggregate value of the entire business acquired or constructed; provided, however, that following completion of such acquisition or construction, we are provided the opportunity to purchase such restricted business, and we decline to do so with the concurrence of the conflicts committee of our general partner.

        Upon a change of control of MarkWest Hydrocarbon or a sale of the general partner by MarkWest Hydrocarbon, the non-competition provisions of the Omnibus Agreement will terminate.

  Due to our relationships with MarkWest Hydrocarbon, adverse developments concerning MarkWest Hydrocarbon could adversely affect us, even if we have not suffered any similar developments.

        MarkWest Hydrocarbon owns approximately 90% of our general partner and employs the personnel who operate our businesses. MarkWest Hydrocarbon is also a significant stakeholder in us, currently holding approximately 23% of our limited partner interests, and is a significant customer of ours. In the event that MarkWest Hydrocarbon's liquidity needs are not satisfied, MarkWest Hydrocarbon could be forced to seek protection from its creditors in bankruptcy. Although we are making efforts to better balance the risks and rewards of our significant relationships with MarkWest Hydrocarbon and its affiliates, if MarkWest Hydrocarbon suffers financial stress, we may be adversely affected, even if we have not suffered any similar developments.

  We do not have any employees and rely solely on employees of MarkWest Hydrocarbon and its affiliates who serve as our agents.

        We do not have any employees and rely solely on employees of MarkWest Hydrocarbon and its affiliates who serve as our agents. MarkWest Hydrocarbon and its affiliates conduct businesses and activities of their own in which we have no economic interest. If these separate activities are significantly greater than our activities, there could be material competition for the time and effort of the employees who provide services to our general partner. If the employees of MarkWest Hydrocarbon and its affiliates do not devote sufficient attention to the management and operation of our business, our financial results may suffer and our ability to make payments on the notes may be reduced.

  Our tax treatment depends on our status as a partnership for federal income tax purposes, as well as our not being subject to entity level taxation by states. If the IRS treats us as a corporation or we become subject to entity level taxation for state tax purposes, it would substantially reduce our ability to make payments on the notes.

        If we were classified as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate. Treatment of us as a corporation would cause a material reduction in our anticipated cash flow, which would materially and adversely affect our ability to make payments on the notes.

        In addition, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. Imposition of such forms of taxation would reduce our cash flow.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive outstanding notes in a like principal amount. The form and terms of the exchange notes are identical in all respects to the form and terms of the outstanding notes, except the exchange notes do not include certain transfer restrictions, registration rights or provisions for additional interest. Outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratios of earnings to fixed charges for us for the periods indicated. On May 24, 2002, we completed our initial public offering whereby we became successor to the business of the MarkWest Hydrocarbon Midstream Business (Midstream Business). As such, the periods ended December 31, 2001, 2000 and 1999 reflect the financial results of the Midstream Business.

	Year Ended December 31,						Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2004	2005
RATIO OF EARNINGS TO FIXED CHARGES	3.22X	8.63X	3.79X	3.77X	2.07X	1.57X	1.25X

        For purposes of computing the ratio of earnings to fixed charges, "earnings" is the aggregate of the following items:

  •
  pre-tax income or loss from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees;

  •
  plus fixed charges;

  •
  plus distributed income of equity investees;

  •
  less capitalized interest; and

  •
  less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.

        The term "fixed charges" means the sum of the following:

  •
  interest expense and capitalized, including amortization of premiums, discounts and capitalized expenses related to indebtedness (excluding write-off of capitalized expenses related to indebtedness); and

  •
  an estimate of the interest within rental expense.

EXCHANGE OFFER

        We sold the outstanding notes on October 25, 2004, pursuant to the purchase agreement dated as of October 19, 2004, by and among us, MarkWest Energy Finance Corporation and the initial purchasers named therein. The outstanding notes were subsequently offered by the initial purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.

Purpose of the Exchange Offer

        We sold the outstanding notes in transactions that were exempt from or not subject to the registration requirements under the Securities Act. Accordingly, the outstanding notes are subject to transfer restrictions. In general, you may not offer or sell the outstanding notes unless either they are registered under the Securities Act or the offer or sale is exempt from or not subject to registration under the Securities Act and applicable state securities laws.

        In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers of the outstanding notes. We are offering the exchange notes under this prospectus in an exchange offer for the outstanding notes to satisfy our obligations under the registration rights agreement. During the exchange offer period, we will exchange the exchange notes for all outstanding notes properly surrendered and not withdrawn before the expiration date. The exchange notes have been registered and the transfer restrictions, registration rights and provisions for additional interest relating to the outstanding notes will not apply to the exchange notes.

Resale of Exchange Notes

        Based on no-action letters of the Commission staff issued to third parties, we believe that exchange notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not an "affiliate" of us or MarkWest Energy Finance Corporation within the meaning of Rule 405 under the Securities Act;

  •
  such exchange notes are acquired in the ordinary course of your business; and

  •
  you do not intend to participate in a distribution of the exchange notes.

        The Commission, however, has not considered the exchange offer for the exchange notes in the context of a no-action letter, and the Commission may not make a similar determination as in the no-action letters issued to these third parties.

        If you tender in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes, you

  •
  cannot rely on such interpretations by the Commission staff; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        Unless an exemption from registration is otherwise available, any securityholder intending to distribute exchange notes should be covered by an effective registration statement under the Securities Act. The registration statement should contain the selling securityholder's information required by Item 507 of Regulation S-K under the Securities Act.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically described in this prospectus. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the outstanding notes as a result of market-making activities or other trading activities. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge by way of the letter of transmittal that it will deliver this prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue exchange notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for exchange notes and only in denominations of $1,000 and integral multiples of $1,000.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered in the exchange offer.

        As of the date of this prospectus, $225,000,000 in aggregate principal amount of 6.875% Series A Senior Notes due 2014 are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the "Exchange Act," and the rules and regulations of the Commission. Outstanding notes whose holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

        If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. Please read "—Fees and Expenses" for more details regarding fees and expenses incurred in connection with the exchange offer.

        We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on            , 2006, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders at any time until the exchange offer expires or terminates. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        To extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m. New York City time on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion

  •
  to delay accepting for exchange any outstanding notes,

  •
  to extend the exchange offer, or

  •
  to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement. We also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to holders, we will extend the exchange offer if it would otherwise expire during such period. If an amendment constitutes a material change to the exchange offer, including the waiver of a material condition, we will extend the exchange offer, if necessary, to remain open for at least five business days after the date of the amendment. In the event of any increase or decrease in the price of the outstanding notes or in the percentage of outstanding notes being sought by us, we will extend the exchange offer to remain open for at least 10 business days after the date we provide notice of such increase or decrease to the registered holders of outstanding notes.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the Commission. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

        We will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the exchange notes under the Securities Act.

        Additionally, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the exchange offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

Procedures for Tendering

        To participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. We will only issue exchange notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes, and you should follow carefully the instructions on how to tender your outstanding notes. It is your responsibility to properly tender your outstanding notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your outstanding notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

        All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the outstanding notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the outstanding notes.

        Determinations Under the Exchange Offer.    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the exchange.

        When We Will Issue Exchange Notes.    In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date,

  •
  a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        Return of Outstanding Notes Not Accepted or Exchanged.    If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

        Your Representations to Us.    By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any exchange notes that you receive will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

  •
  you are not engaged in and do not intend to engage in the distribution of the exchange notes;

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes, you acquired those outstanding notes as a result of market-making activities or other trading activities and you will deliver this prospectus, as required by law, in connection with any resale of the exchange notes; and

  •
  you are not an "affiliate," as defined in Rule 405 under the Securities Act, of us or MarkWest Energy Finance Corporation.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the ATOP procedures.

        We will determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date of the exchange offer.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  Commission registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offer, the outstanding notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the outstanding notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register outstanding notes under the Securities Act unless the registration rights agreement requires us to do so.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF EXCHANGE NOTES

        The exchange notes will be issued and the outstanding notes were issued under an Indenture dated as of October 25, 2004 among MarkWest Energy Partners, L.P. and MarkWest Energy Finance Corporation, as issuers, the Subsidiary Guarantors (as defined below) party thereto and Wells Fargo Bank, National Association, as trustee (the "Trustee") (the "Indenture"). You can find the definition of various terms used in this Description of Exchange Notes under "—Definitions" below.

        This Description of Exchange Notes is intended to be a useful overview of the material provisions of the exchange notes, the guarantees, and the Indenture. Since this Description of Exchange Notes is only a summary, you should refer to the exchange notes and the Indenture, forms of which are available from us and are also filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of our obligations and your rights.

        In this description, the word "Issuers" refers only to MarkWest Energy Partners and MarkWest Finance and not to any of their subsidiaries and any reference to "MarkWest Energy Partners" or "MarkWest Finance" does not include any of their respective subsidiaries. As used in this section, "MarkWest Finance" means our subsidiary, MarkWest Energy Finance Corporation, which is a co-issuer of the notes. References to the "notes" in this section of the prospectus include both the outstanding notes issued on October 25, 2004 and the exchange notes, unless the context otherwise requires.

        If the exchange offer is consummated, holders of notes who do not exchange their notes for exchange notes will vote together with the holders of the exchange notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders under the Indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all outstanding notes issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any notes that remain outstanding after the exchange offer will be aggregated with the exchange notes, and the holders of these notes and exchange notes will vote together as a single series for all such purposes. Accordingly, all references in this Description of Exchange Notes to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the notes is consummated, such percentage in aggregate principal amount of such notes and the exchange notes then outstanding.

General

  The Notes

        The notes are:

  •
  general unsecured, senior obligations of the Issuers;

  •
  rank equally in right of payment to any existing and future senior Indebtedness of either of the Issuers, without giving effect to collateral arrangements, but are effectively subordinated to all present and future secured Indebtedness of either of the Issuers to the extent of the value of the collateral securing such Indebtedness; and

  •
  unconditionally guaranteed on a senior, unsecured basis by the Subsidiary Guarantors.

  The guarantees

        Initially, the notes are guaranteed by MarkWest Energy Partners' operating company, MarkWest Energy Operating Company, L.L.C., which we refer to as the "Operating Company" in this description, and by all of MarkWest Energy Partners' other existing subsidiaries (except MarkWest Finance).

        Each Guarantee of a Subsidiary Guarantor of these notes is:

  •
  a general unsecured, senior obligation of that Subsidiary Guarantor; and

  •
  ranks equally in right of payment to any future senior Indebtedness of the Subsidiary Guarantor, without giving effect to collateral arrangements, but is effectively subordinated to all present and future secured Indebtedness of the Subsidiary Guarantor to the extent of the value of the collateral securing such Indebtedness.

        As a result of the effective subordination described above, in the event of a bankruptcy, liquidation or reorganization of MarkWest Energy Partners or MarkWest Finance, holders of these notes may recover less ratably than secured creditors of the Issuers who are holders of senior Indebtedness to the extent of the value of the collateral securing such Indebtedness.

        Initially, all of our Subsidiaries will be Subsidiary Guarantors and "Restricted Subsidiaries." Certain Subsidiaries in the future may not be Subsidiary Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Also, under the circumstances described below under the subheading "Covenants—Designation of restricted and unrestricted subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the notes.

Principal, maturity and interest

        The Issuers have issued the notes in an initial aggregate principal amount of $225 million. Subject to compliance with the covenant described below under "—Incurrence of indebtedness and issuance of disqualified equity," we may issue additional notes from time to time under the Indenture. The notes and any additional notes subsequently issued under the Indenture, together with any exchange notes, will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers may issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on November 1, 2014.

        Interest on the notes generally accrues at the rate of 6.875% per annum, but it increased by 0.5% per annum on April 25, 2005, 0.25% per annum on July 24, 2005, and 0.25% per annum on October 23, 2005. Upon completion of the exchange offer, the interest rate on the notes will revert to 6.875% per annum. Interest on the notes is payable semi-annually in arrears on May 1 and November 1. The initial interest payment was made on May 1, 2005. The Issuers will make each future interest payment to the holders of record of these notes on the immediately preceding April 15 and October 15.

        Interest on the exchange notes will accrue November 1, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of receiving payments on the notes

        If a holder has given wire transfer instructions to the Issuers, the Issuers will make all payments of principal of, premium, if any, and interest on the notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the Paying Agent within the City and State of New York, unless the Issuers elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying agent and registrar for the notes

        The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the holders of the notes, and the Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

Transfer and exchange

        A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any note selected for redemption or repurchase (except in the case of a note to be redeemed or repurchased in part, the portion not to be redeemed or repurchased). Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed or between a record date and the next succeeding interest payment date.

        The registered holder of a note will be treated as the owner of it for all purposes, and all references in this description to "holders" are to holders of record.

The guarantees

        Initially, all of our Restricted Subsidiaries will guarantee our Obligations under the notes and the Indenture. In the future, our Restricted Subsidiaries will be required to guarantee our Obligations under the notes and the Indenture in the circumstances described below under "—Covenants—Additional subsidiary guarantees."

        The Subsidiary Guarantors will jointly and severally guarantee on a senior basis the Issuers' Obligations under the notes. The obligations of each Subsidiary Guarantor under its Guarantee will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Guarantee. However, the notes will be structurally subordinated to the secured Indebtedness of our Subsidiary Guarantors to the extent of the value of the collateral securing such Indebtedness. The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors."

        A Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, except MarkWest Energy Partners or another Subsidiary Guarantor unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  the Person formed by or surviving any such consolidation or merger assumes all the Obligations of that Subsidiary Guarantor pursuant to a supplemental indenture satisfactory to the Trustee, except as provided in the next paragraph.

        The Guarantee of a Subsidiary Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary, if MarkWest Energy Partners applies the Net Proceeds of that sale or other disposition in accordance with the applicable provisions of the Indenture applicable to Asset Sales; or

  (2)
  in connection with any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a

    Restricted Subsidiary, if MarkWest Energy Partners applies the Net Proceeds of that sale in accordance with the applicable provisions of the Indenture applicable to Asset Sales; or

  (3)
  if MarkWest Energy Partners designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

  (4)
  upon Legal Defeasance or Covenant Defeasance as described below under the caption "—Legal defeasance and covenant defeasance" or upon satisfaction and discharge of the Indenture as described below under the caption "—Satisfaction and discharge;"

  (5)
  in the case of any Subsidiary Guarantor other than the Operating Company, at such time as such Subsidiary Guarantor ceases to guarantee any other Indebtedness of either of the Issuers and any Indebtedness of the Operating Company; or

  (6)
  in the case of the Operating Company, at such time as the Operating Company ceases to guarantee any other Indebtedness of either of the Issuers, provided that it is then no longer an obligor with respect to any Indebtedness under any Credit Facility.

See "Repurchase at the option of holders—Asset sales."

Optional redemption

  Schedule of Redemption Prices

        Except as described below, the notes are not redeemable until November 1, 2009. On and after such date, the Issuers may redeem all or, from time to time, a part of the notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest on the notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on November 1 of the years indicated below:

Year	Percentage
2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.00%

  Make Whole

        In addition, before November 1, 2009, the Issuers may redeem all or, from time to time, a part of the notes upon not less than 30 nor more than 60 days' notice, at a redemption price equal to:

  •
  100% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus

  •
  the Make Whole Amount.

        "Make Whole Amount" means, with respect to any note at any redemption date, the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of such note at November 1, 2009 plus (b) the remaining scheduled interest payments on the notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to November 1, 2009 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the aggregate principal amount of the notes to be redeemed.

        "Treasury Rate" means, at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to November 1, 2009; provided, however, that if such period is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to November 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

        The Treasury Rate shall be calculated on the third business day preceding the redemption date. Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

  Equity Offerings

        Before November 1, 2007, the Issuers may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of notes issued under the indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 106.875% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on a record date to receive interest due on the relevant interest payment date that is on or prior to the redemption date); provided that

  (1)
  at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding after each such redemption; and

  (2)
  any redemption occurs within 60 days after the closing of such Equity Offering (without regard to any over-allotment option).

  Selection and notice

        If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

  (1)
  if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

        No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

Repurchase at the option of holders

  Change of control

        If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"), subject to the rights of any holder in whose name a note is registered on a record date occurring prior to the Change of Control Payment Date to receive interest on an interest payment date that is on or prior to such Change of Control Payment Date. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuers will, to the extent lawful:

  (1)
  accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuers.

        The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holder of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Credit Agreement provides that certain change of control events with respect to MarkWest Energy Partners would constitute a default under the agreements governing such Indebtedness. Any future credit agreements or other agreements relating to Indebtedness to which MarkWest Energy Partners becomes a party may contain similar restrictions and provisions. Moreover, the exercise by the holders of their right to require the Issuers to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control does not, due to the financial effect of such a repurchase on MarkWest Energy Partners. If a Change of Control occurs at a time when MarkWest Energy Partners is prohibited from purchasing notes, MarkWest Energy Partners could seek the consent of the lenders of the borrowings containing such prohibition to the purchase of notes or could attempt to refinance such borrowings. If MarkWest Energy Partners does not obtain such a consent or repay such borrowings, MarkWest Energy Partners will remain prohibited from purchasing notes. In such case, MarkWest Energy Partners' failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, in all likelihood constitute a default under such borrowings. Finally, the Issuers' ability to pay cash to the holders upon a repurchase may be limited by MarkWest Energy Partners' then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        Notwithstanding the preceding paragraphs of this covenant, the Issuers will not be required to make a Change of Control Offer upon a Change of Control and a holder will not have the right to require the Issuers to repurchase any notes pursuant to a Change of Control Offer if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer and purchases all notes validly tendered and not withdrawn under such purchase offer.

        The definition of Change of Control includes a phrase relating to the sale, transfer, lease, conveyance or other disposition of "all or substantially all" of the assets of MarkWest Energy Partners and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require MarkWest Energy Partners to repurchase such notes as a result of a sale, transfer, lease, conveyance or other disposition of less than all of the assets of MarkWest Energy Partners and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset sales

        MarkWest Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  MarkWest Energy Partners (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  such fair market value is determined by (a) an executive officer of the General Partner if the value is less than $5.0 million, as evidenced by an officers' certificate delivered to the Trustee or (b) the Board of Directors of the General Partner if the value is $5.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

  (3)
  at least 75% of the consideration therefor received by MarkWest Energy Partners or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of MarkWest Energy Partners or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases MarkWest Energy Partners or such Restricted Subsidiary from further liability; and

  (b)
  any securities, notes or other Obligations received by MarkWest Energy Partners or any such Restricted Subsidiary from such transferee that are within 90 days after the Asset

      Sale (subject to ordinary settlement periods) converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, MarkWest Energy Partners or a Restricted Subsidiary may apply (or enter into a definitive agreement for such application within such 360-day period, provided that such application occurs within 90 days after the end of such 360-day period) such Net Proceeds at its option:

  (1)
  to repay senior Indebtedness of MarkWest Energy Partners and /or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness, provided that such repurchase or redemption closes within 45 days after the end of such 360-day period) with a permanent reduction in availability for any revolving credit Indebtedness;

  (2)
  to make a capital expenditure in a Permitted Business;

  (3)
  to acquire other long-term tangible assets that are used or useful in a Permitted Business; or

  (4)
  to invest in any other Permitted Business Investment or any other Permitted Investments other than Investments in Cash Equivalents, Interest Swaps or Currency Agreements.

        Pending the final application of any such Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuers will make a pro rata offer (an "Asset Sale Offer") to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, MarkWest Energy Partners may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture, including, without limitation, the repurchase or redemption of Indebtedness of the Issuers or any Subsidiary Guarantor that is subordinated to the notes or, in the case of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of notes pursuant to the Asset Sale Offer for notes, the Trustee shall select the notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        MarkWest Energy Partners will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, MarkWest Energy Partners will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Covenants

  Restricted payments

        MarkWest Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of MarkWest Energy Partners' or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving MarkWest Energy Partners or any of its Restricted Subsidiaries) or to the direct or indirect holders of MarkWest Energy Partners' or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of MarkWest Energy Partners (other than Disqualified Equity) and other than distributions or dividends payable to MarkWest Energy Partners or a Restricted Subsidiary);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of MarkWest Energy Partners or any of its Restricted Subsidiaries (other than any such Equity Interests owned by MarkWest Energy Partners or any of its Restricted Subsidiaries);

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligation or Guarantor Subordinated Obligation, except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Investment other than a Permitted Investment or a Permitted Business Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

  (1)
  if the Fixed Charge Coverage Ratio for MarkWest Energy Partners' four most recent fiscal quarters for which internal financial statements are available is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by MarkWest Energy Partners and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

  (a)
  Available Cash from Operating Surplus as of the end of the immediately preceding quarter, plus

  (b)
  the sum of (i) the aggregate net cash proceeds of any (i) substantially concurrent capital contribution to MarkWest Energy Partners from any Person (other than a Restricted Subsidiary of MarkWest Energy Partners) made after the Issue Date or (ii) substantially concurrent issuance and sale (other than to a Restricted Subsidiary of MarkWest Energy Partners) made after the Issue Date of Equity Interests (other than Disqualified Equity) of MarkWest Energy Partners or from the issuance or sale (other than to a Restricted Subsidiary of MarkWest Energy Partners) made after the Issue Date of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of MarkWest Energy Partners that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity), and (ii) the fair market value of any Permitted Business or long term tangible assets that are useful in a Permitted Business to the extent acquired in consideration of Equity Interests of MarkWest Energy Partners (other than Disqualified Equity) since the Issue Date, plus

    (c)
    to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of MarkWest Energy Partners), plus

    (d)
    the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to MarkWest Energy Partners or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after the Issue Date (items (b), (c) and (d) being referred to as "Incremental Funds"), minus

    (e)
    the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) or clause (2) below; or
  (2)
  if the Fixed Charge Coverage Ratio for MarkWest Energy Partners' four most recent fiscal quarters for which internal financial statements are available is less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by MarkWest Energy Partners and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units of MarkWest Energy Partners, plus the related distribution on the general partner interest) is less than the sum, without duplication, of:

  (a)
  $25.0 million less the aggregate amount of all Restricted Payments made by MarkWest Energy Partners and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter of MarkWest Energy Partners immediately preceding the date of such Restricted Payment and beginning on the Issue Date, plus

  (b)
  Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

For purposes of clauses (1) and (2) above, the term "substantially concurrent" means that either (x) the offering was consummated within 120 days of the date of determination or (y) the offering was consummated within 24 months of the date of determination and the proceeds therefrom were used for the purposes expressly stated in the documents related thereto and may be traced to such use by segregating, separating or otherwise specifically identifying the movement of such proceeds.

        So long as no Default has occurred and is continuing or would be caused thereby (except with respect to clause (1) below under which the payment of a distribution or dividend is permitted), the preceding provisions will not prohibit:

  (1)
  the payment by MarkWest Energy Partners or any Restricted Subsidiary of any distribution or dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of MarkWest Energy Partners or any Subsidiary Guarantor or of any Equity Interests of MarkWest Energy Partners in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to MarkWest Energy Partners from any Person (other than a Restricted Subsidiary of MarkWest Partners) or (b) sale (other than to a Restricted Subsidiary of MarkWest Energy Partners) of Equity Interests (other than

    Disqualified Equity) of MarkWest Energy Partners, with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

  (3)
  the defeasance, redemption, repurchase or other acquisition of any Subordinated Obligation or Guarantor Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any distribution or dividend by a Restricted Subsidiary to MarkWest Energy Partners or to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis; and

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of MarkWest Energy Partners or any Restricted Subsidiary of MarkWest Energy Partners pursuant to any management equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year.

        In computing the amount of Restricted Payments previously made for purposes of the first paragraph of this section, Restricted Payments made under clauses (1) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and, to the extent of amounts paid to holders other than MarkWest Energy Partners or a Restricted Subsidiary, (4) of this paragraph shall be included, and Restricted Payments made under clauses (2), (3) and (5) and, except to the extent noted above, (4) of this paragraph shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by MarkWest Energy Partners or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined, in the case of amounts under $5.0 million, by an officer of the General Partner and, in the case of amounts over $5.0 million, by the Board of Directors of the General Partner whose resolution with respect thereto shall be delivered to the Trustee.

  Incurrence of indebtedness and issuance of disqualified equity

        MarkWest Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and MarkWest Energy Partners will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that MarkWest Energy Partners and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), and MarkWest Energy Partners and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for MarkWest Energy Partners' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

        So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by MarkWest Energy Partners and any Restricted Subsidiary of Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of MarkWest Energy Partners and the Restricted Subsidiaries incurred pursuant to this clause (1) and outstanding under all Credit Facilities after giving effect to such incurrence does not exceed the greater of (a) $200.0 million or (b) 15% of the Consolidated Net Tangible Assets of MarkWest Energy Partners, in each case less the aggregate amount of all repayments of Indebtedness under any Credit Facility that have been made by MarkWest Energy Partners or any of its Restricted Subsidiaries in respect of Asset Sales to the extent such repayments constitute a permanent reduction of commitments under such Credit Facility;

  (2)
  the incurrence by MarkWest Energy Partners and its Restricted Subsidiaries of Existing Indebtedness (other than under the Credit Facilities);

  (3)
  the incurrence by MarkWest Energy Partners and the Subsidiary Guarantors of Indebtedness represented by the notes issued and sold in the private offering on October 25, 2004 and the related Guarantees and any exchange notes and the related Guarantees;

  (4)
  the incurrence by MarkWest Energy Partners or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of MarkWest Energy Partners or such Restricted Subsidiary, in an aggregate principal amount including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4) not to exceed $10.0 million at any time outstanding;

  (5)
  the incurrence by MarkWest Energy Partners or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

  (6)
  the incurrence by MarkWest Energy Partners or any of its Restricted Subsidiaries of intercompany Indebtedness between or among MarkWest Energy Partners and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if MarkWest Energy Partners is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Subsidiary Guarantor is the obligor on such Indebtedness and neither MarkWest Energy Partners nor another Subsidiary Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Subsidiary Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than MarkWest Energy Partners or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either MarkWest Energy Partners or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by MarkWest Energy Partners or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by MarkWest Energy Partners or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (but not for speculative purposes) (a) foreign currency exchange rate risks of MarkWest Energy Partners or any Restricted Subsidiary, (b) interest rate risks with respect to any floating rate Indebtedness of MarkWest Energy Partners or any Restricted Subsidiary that is permitted by the terms of the Indenture to be outstanding or (c) commodities pricing risks of MarkWest Energy Partners or any Restricted Subsidiary in respect of Hydrocarbons used, produced, processed or sold by MarkWest Energy Partners or any of its Restricted Subsidiaries;

  (8)
  the guarantee by MarkWest Energy Partners or any of its Restricted Subsidiaries of Indebtedness of MarkWest Energy Partners or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant, provided, that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the guarantee shall be subordinated in right of payment to the notes or the Guarantee, as the case may be;

  (9)
  bid, performance, surety and appeal bonds incurred in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed); and

  (10)
  the incurrence by MarkWest Energy Partners or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed $25.0 million.

For purposes of determining compliance with this "—Incurrence of indebtedness and issuance of disqualified equity" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, MarkWest Energy Partners will be permitted to classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this covenant. An item of Indebtedness may be divided and classified in one or more of the types of Permitted Indebtedness. Any Indebtedness under Credit Facilities on the Issue Date shall be considered incurred under the first paragraph of this covenant.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of MarkWest Energy Partners as accrued.

  Liens

        MarkWest Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness upon any asset now owned or hereafter acquired, except Permitted Liens, without making effective provision whereby all Obligations due under the notes and Indenture or any Guarantee, as applicable, will be secured by a Lien equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

  Dividend and other payment restrictions affecting subsidiaries

        MarkWest Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Equity Interests to MarkWest Energy Partners or any of MarkWest Energy Partners' Restricted Subsidiaries, or pay any indebtedness or other obligations owed to MarkWest Energy Partners or any of the other Restricted Subsidiaries;

  (2)
  make loans or advances to or make other investments in MarkWest Energy Partners or any of the other Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to MarkWest Energy Partners or any of the other Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements or any Existing Indebtedness to which such agreement relates, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date;

  (2)
  the Indenture, the notes and the Guarantees;

  (3)
  applicable law;

  (4)
  any instrument governing Indebtedness or Equity Interests of a Person acquired by MarkWest Energy Partners or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than such Person, or the property or assets of such Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

  (5)
  customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses and leases entered into in the ordinary course of business and consistent with past practices;

  (6)
  Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, within 90 days;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "—Liens" that limit the right of MarkWest Energy Partners or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions; and

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, consolidation or sale of assets

        Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) such Issuer is the surviving entity of such transaction; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that MarkWest Finance may not consolidate or merge with or into any entity other than a corporation satisfying such requirement for so long as MarkWest Energy Partners is not a corporation;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made expressly assumes all the Obligations of such Issuer under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  in the case of a transaction involving MarkWest Energy Partners and not MarkWest Finance, MarkWest Energy Partners or the Person formed by or surviving any such consolidation or merger (if other than MarkWest Energy Partners) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of indebtedness and issuance of disqualified equity;" provided, however, that this clause (b) shall be suspended during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants; and

  (5)
  such Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and all conditions precedent therein relating to such transaction have been satisfied.

        Notwithstanding the preceding paragraph, MarkWest Energy Partners is permitted to reorganize as any other form of entity in accordance with the procedures established in the Indenture; provided that:

  (1)
  the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of MarkWest Energy Partners into a form of entity other than a limited partnership formed under Delaware law;

  (2)
  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  the entity so formed by or resulting from such reorganization assumes all the Obligations of MarkWest Energy Partners under the notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

  (4)
  immediately after such reorganization no Default or Event of Default exists; and

  (5)
  such reorganization is not adverse to the holders of the notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered adverse to the holders of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

  Transactions with affiliates

        MarkWest Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to MarkWest Energy Partners or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by MarkWest Energy Partners or such Restricted Subsidiary with an unrelated Person; and

  (2)
  MarkWest Energy Partners delivers to the Trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million but less than or equal to $25.0 million, an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, (i) a resolution of the Board of Directors of the General Partner set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner and (ii) an opinion as to the fairness to MarkWest Energy Partners of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing recognized as an expert in rendering fairness opinions on transactions such as those proposed, provided that the opinion in clause (ii) shall not be required in the case of any Affiliate Transaction or series of related Affiliate Transactions (x) involving aggregate consideration of less than or equal to $50.0 million and (y) between MarkWest Energy Partners or any of its Restricted Subsidiaries and any Affiliate thereof in which MarkWest Energy Partners beneficially owns 50% or less of the Voting Stock and one or more Persons not Affiliated with MarkWest Energy Partners beneficially own (together) a percentage of Voting Stock at least equal to the interest in Voting Stock of such Affiliate beneficially owned by MarkWest Energy Partners.

        The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment, equity option or equity appreciation agreement or plan entered into by MarkWest Energy Partners or any of its Restricted Subsidiaries in the ordinary course of business;

  (2)
  transactions between or among MarkWest Energy Partners and/or its Restricted Subsidiaries;

  (3)
  Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "—Restricted payments;"

  (4)
  transactions effected in accordance with the terms of (a) corporate sharing agreements that are with MarkWest Hydrocarbon and its subsidiaries with respect to general overhead and other administrative matters and (b) other agreements that are identified in the Indenture, in each case as such agreements are in effect on the date of the Indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to MarkWest Energy Partners in any material respect than the agreement so amended or replaced;

  (5)
  customary compensation, indemnification and other benefits made available to officers, directors or employees of MarkWest Energy Partners or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance; and

  (6)
  sales of Equity Interests (other than Disqualified Equity) to Affiliates of MarkWest Energy Partners.

  Additional subsidiary guarantees

        If, after the Issue Date, any Restricted Subsidiary of MarkWest Energy Partners that is not already a Subsidiary Guarantor guarantees any other Indebtedness of either of the Issuers or any Indebtedness of the Operating Company, or if the Operating Company, if not then a Subsidiary Guarantor, guarantees any other Indebtedness of either of the Issuers or incurs any Indebtedness under any Credit Facility, then in either case such Subsidiary must become a Subsidiary Guarantor by executing a supplemental indenture satisfactory to the Trustee and delivering an opinion of counsel to the Trustee within 10 business days of the date on which it guaranteed or incurred such Indebtedness. Notwithstanding the preceding, any Guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

  Designation of restricted and unrestricted subsidiaries

        The Board of Directors of the General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by MarkWest Energy Partners and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted payments," or represent Permitted Investments or Permitted Business Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment, Permitted Investments or Permitted Business Investments would be permitted at that time and such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be released.

        The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of MarkWest Energy Partners of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Covenants—Incurrence of indebtedness and issuance of disqualified equity," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

  Sale and lease-back transactions

        MarkWest Energy Partners will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction; provided that MarkWest Energy Partners or any Restricted Subsidiary that is a Subsidiary Guarantor may enter into a sale and lease-back transaction if:

  (1)
  MarkWest Energy Partners or that Subsidiary Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and lease-back transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of additional indebtedness and issuance of disqualified equity," and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens," provided, however, that clause (a) of this clause (1) shall be suspended during any period in which MarkWest Energy Partners and its Restricted Subsidiaries are not subject to the Suspended Covenants;

  (2)
  the gross cash proceeds of that sale and lease-back transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the General Partner, of the property that is the subject of such sale and lease-back transaction; and

  (3)
  the transfer of assets in that sale and lease-back transaction is permitted by, and MarkWest Energy Partners applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the option of holders—Asset sales."

  Business activities

        MarkWest Energy Partners will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

        MarkWest Finance may not incur Indebtedness unless (1) MarkWest Energy Partners is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to MarkWest Energy Partners, used to acquire outstanding debt securities issued by MarkWest Energy Partners or used to repay Indebtedness of MarkWest Energy Partners as permitted under the covenant described above under the caption "—Incurrence of indebtedness and issuance of disqualified equity." MarkWest Finance may not engage in any business not related directly or indirectly to obtaining money or arranging financing for MarkWest Energy Partners or its Restricted Subsidiaries.

  Payments for consent

        MarkWest Energy Partners will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

        Whether or not required by the SEC, so long as any notes are outstanding, MarkWest Energy Partners will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC's rules and regulations, and upon request, MarkWest Energy Partners will furnish (without exhibits) to the Trustee for delivery to the holders of the notes:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if MarkWest Energy Partners were required to file such forms, including a "Management's discussion and analysis of financial condition and results of operations" and, with respect to the annual information only, a report on the annual financial statements by MarkWest Energy Partners' certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if MarkWest Energy Partners were required to file such reports.

        If as of the end of any such quarterly or annual period MarkWest Energy Partners has designated any of its Subsidiaries as Unrestricted Subsidiaries, then MarkWest Energy Partners shall deliver (promptly after such SEC filing referred to in the preceding paragraph) to the Trustee for delivery to the holders of the notes quarterly and annual financial information required by the preceding paragraph as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's discussion and analysis of financial condition and results of operations," of the financial condition and results of operations of MarkWest Energy Partners and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of MarkWest Energy Partners.

        In addition, whether or not required by the SEC, MarkWest Energy Partners will make such information available to securities analysts, investors and prospective investors upon request.

Suspended covenants

        During any period when the notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is continuing under the Indenture, MarkWest Energy Partners and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described above under the caption "Repurchase at the option of holders—Asset sales" and under the following headings under the caption "—Covenants":

  •
  "—Restricted payments,"

  •
  "—Incurrence of indebtedness and issuance of disqualified equity,"

  •
  "—Dividend and other payment restrictions affecting subsidiaries,"

  •
  "—Merger, consolidation or sale of assets" (only to the extent set forth in that covenant),

  •
  "—Transactions with affiliates," and

  •
  "—Sale and lease-back transactions" (only to the extent set forth in that covenant),

(collectively, the "Suspended Covenants"); provided, however, that the provisions of the Indenture described above under the caption "Repurchase at the option of holders—Change of control," and described above under the following headings under the caption "—Covenants":

  •
  "—Liens,"

  •
  "—Additional subsidiary guarantees,"

  •
  "—Designation of restricted and unrestricted subsidiaries;

  •
  "—Business activities,"

  •
  "—Payments for consent," and

  •
  "—Reports"

will not be so suspended; and provided further, that if we and our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding portion of this sentence and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the notes below the Investment Grade Ratings so that the notes do not have an Investment Grade Rating from both Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the Indenture (each such date of reinstatement being the "Reinstatement Date"). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under "—Restricted payments" as though such covenants had been in effect during the entire period of time from which the notes are issued. As a result, during any period in which we and our Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially reduced covenant protection.

Events of default and remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of or premium, if any, on the notes;

  (3)
  failure by MarkWest Energy Partners to comply with the provisions described under "—Merger, consolidation or sale of assets;"

  (4)
  failure by MarkWest Energy Partners to comply for 30 days after notice with the provisions described under the captions "—Change of control" or "—Asset sales" or under the covenants described under "—Certain covenants" above (provided that notice need not be given, and an Event of Default shall occur, 30 days after any breach of the covenants under "—Covenants—Restricted payments" and "—Covenants—Incurrence of indebtedness and issuance of disqualified equity") in each case other than a failure to purchase notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "—Merger, consolidation or sale of assets" which is covered by clause (3) above;

  (5)
  failure by MarkWest Energy Partners to comply for 60 days after notice with any of the other agreements in the Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any of MarkWest Energy Partners' Restricted Subsidiaries (or the payment of which is guaranteed by MarkWest Energy Partners or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if that default:

  (a)
  is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

  (7)
  failure by an Issuer or any of MarkWest Energy Partners' Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its Obligations under its Guarantee; and

  (9)
  certain events of bankruptcy or insolvency with respect to MarkWest Finance, MarkWest Energy Partners or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

        The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon any officer of the General Partner or MarkWest Finance becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

No personal liability of directors, officers, employees and unitholders and no recourse against general partner.

        Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Equity Interests of the Issuers, the General Partner, or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Issuers or the Subsidiary Guarantors under the notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal defeasance and covenant defeasance

        The Issuers may, at their option and at any time, elect to have all of the Issuers' Obligations discharged with respect to the outstanding notes and all Obligations of the Subsidiary Guarantors discharged with respect to their Guarantees ("Legal Defeasance"), except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' Obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' Obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, MarkWest Energy Partners may, at its option and at any time, elect to have the Obligations of the Issuers and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Subsidiary Guarantor will be released and relieved of any obligations under its Guarantee and any security for the notes (other than the trust) will be released.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to Stated Maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) MarkWest Energy Partners has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which MarkWest Energy Partners or any of its Subsidiaries is a party or by which MarkWest Energy Partners or any of its Subsidiaries is bound;

  (6)
  the Issuers must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

  (7)
  the Issuers must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding other creditors of the Issuers; and

  (8)
  the Issuers must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, supplement and waiver

        Generally, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees and the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a nonconsenting holder):

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the option of holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium, if any, or interest on the notes (other than as permitted in clause (7) below);

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the option of holders");

  (8)
  except as otherwise permitted in the Indenture, release any Subsidiary Guarantor from its Obligations under its Guarantee or the Indenture or change any Guarantee in any manner that would adversely affect the rights of holders; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

        Notwithstanding the preceding, without the consent of any holder of notes, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Guarantees or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of an Issuer's or Subsidiary Guarantor's Obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer's assets;

  (4)
  to add or release Subsidiary Guarantors pursuant to the terms of the Indenture;

  (5)
  to make any change that would provide any additional rights or benefits to the holders of notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the rights under the Indenture of any holder of the notes, provided that any change to conform the Indenture to this offering memorandum will not be deemed to adversely affect such rights;

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the Indenture;

  (7)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  (8)
  to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee;

  (9)
  to add any additional Events of Default; or

  (10)
  to secure the notes and/or the Guarantees.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the Indenture), when

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

  (b)
  all notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which MarkWest Energy Partners or any of its Subsidiaries is a party or by which MarkWest Energy Partners or any of its Subsidiaries is bound;

  (3)
  the Issuers or any Subsidiary Guarantor has paid or caused to be paid all sums payable by the Issuers under the Indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the trustee

        If the Trustee becomes a creditor of an Issuer or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Book-entry, delivery and form

        Exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global notes"). Upon issuance, the Global notes will be:

  •
  deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and

  •
  registered in the name of DTC or its nominee,

in each case for credit to an account of a direct or indirect participant as described below.

        The Global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in limited circumstances. In addition, transfer of beneficial interests in any Global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream")), which may change from time to time. Beneficial interests in the Global notes may be exchanged for notes in certificated form only in limited circumstances. See "—Transfers of interests in Global notes for Certificated notes."

Depositary procedures

        DTC has advised MarkWest Energy Partners that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of the Direct Participants. The Direct Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and other organizations, including Euroclear and Clearstream. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

        At the closing of the exchange offer, DTC will credit the accounts of the Direct Participants designated by the exchange agent with portions of the principal amount of the Global notes that have been exchanged for outstanding notes and DTC will maintain records of the ownership interests of such Direct Participants in the Global notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global notes.

        Investors in the Global notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC, including Euroclear or Clearstream. Euroclear Bank N.V./S.A. will act initially as depository for Euroclear, and Citibank, N.A. will act initially as depository for Clearstream (each a "Nominee" of Euroclear and Clearstream, respectively). Therefore, they will each be recorded on DTC's records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, respectively. Euroclear and Clearstream must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers' securities accounts. DTC will not maintain such records. All ownership interests in any Global notes, including those of customers' securities accounts held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.

        The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer a beneficial interest in a Global note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interest, may be affected by the lack of physical certificates evidencing such interest.

        Except as described in "—Transfers on interests in Global notes for Certificated notes," owners of beneficial interests in the Global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

        Under the terms of the Indenture, the Issuers, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the notes are registered (including notes represented by Global notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of, premium, if any, and interest on Global notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, none of the Issuers, the Subsidiary Guarantors, the Trustee nor any agent of the Issuers, the Subsidiary Guarantors or the Trustee has or will have any responsibility or liability for (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global note or (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

        DTC has advised the Issuers that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Issuers or the Subsidiary Guarantors. None of the Issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and the Issuers, the Subsidiary Guarantors and the Trustee may conclusively relay on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

        The Global notes will trade in DTC's Same-day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the notes through Euroclear or Clearstream) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or Clearstream, on the other hand, will be effected by Euroclear's or Clearstream's respective Nominee through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream; however, delivery of instructions relating to crossmarket transactions must be made directly to Euroclear or Clearstream and within the established deadlines (Brussels time) of such systems. Indirect Participants who hold interests in the notes through Euroclear and Clearstream may not deliver instructions directly to Euroclear's and Clearstream's Nominees. Euroclear and Clearstream will, if the transaction meets their settlement requirements, deliver instructions to their respective Nominee to deliver or receive interests on Euroclear's or Clearstream's behalf in the relevant Global note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

        Because of time zone differences, the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or Clearstream purchasing an interest in a Global note from a Direct Participant in DTC will be credited, and any such crediting will be reported, to Euroclear or Clearstream during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC's accounting records as of DTC's settlement date in New York, Euroclear and Clearstream customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Regulation S Global note to a DTC Participant until the European business day for Euroclear and Clearstream immediately following DTC's settlement date.

        DTC has advised MarkWest Energy Partners that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global notes are credited and only in respect of such portion of the aggregate principal amount of the notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global notes (without the direction of one or more of its Direct Participants) for legended notes in certificated form, and to distribute such certificated forms of notes to its Direct Participants. See "—Transfers of interests in Global notes for Certificated notes."

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global notes among Direct Participants, including Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuers, the Subsidiary Guarantors or the Trustee shall have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

        The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Issuers believe to be reliable, but the Issuers take no responsibility for the accuracy thereof.

  Transfers of interests in Global notes for Certificated notes

        An entire Global note may be exchanged for definitive notes in registered, certificated form without interest coupons ("Certificated notes") if (1) DTC (x) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global notes or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers thereupon fail to appoint a successor depositary within 90 days, or (2) there shall have occurred and be continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global note for Certificated notes. In any such case, upon surrender by the Direct and Indirect Participants of their interests in such Global note, Certificated notes will be issued to each person that such Direct and Indirect Participants and DTC identify to the Trustee as being the beneficial owner of the related notes.

        Certificated notes delivered in exchange for any beneficial interest in any Global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

        None of the Issuers, the Subsidiary Guarantors or the Trustee will be liable for any delay by the holder of any Global note or DTC in identifying the beneficial owners of notes, and the Issuers, the Subsidiary Guarantors and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global note or DTC for all purposes.

  Same day settlement and payment

        Payments in respect of the notes represented by the Global notes (including principal, premium, if any, interest) will be made by wire transfer of immediately available same day funds to the account specified by the holder of such Global note. With respect to Certificated notes, the Issuers will make all payments of principal, premium, if any, and interest in the manner indicated above under "—Methods of receiving payments on the notes." The Issuers expect that secondary trading in the Certificated notes will also be settled in immediately available funds.

Definitions

        Set forth below are defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a specified Person shall be deemed to be control by the other Person; provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. Notwithstanding the preceding, the term "Affiliate" shall not include a Restricted Subsidiary of any specified Person.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of MarkWest Energy Partners and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Change of control," and/or the provisions described above under the caption "—Merger, consolidation or sale of assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests by any of MarkWest Energy Partners' Restricted Subsidiaries or the sale by MarkWest Energy Partners or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or (b) results in net proceeds to MarkWest Energy Partners and its Restricted Subsidiaries of less than $1.0 million;

  (2)
  a transfer of assets between or among MarkWest Energy Partners and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary to MarkWest Energy Partners or to another Restricted Subsidiary of MarkWest Energy Partners;

  (4)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Restricted payments" or a Permitted Investment;

  (5)
  the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

  (6)
  any trade or exchange by MarkWest Energy Partners or any of its Restricted Subsidiaries of properties or assets for properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by MarkWest Energy Partners or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by MarkWest Energy Partners or such Restricted Subsidiary, and provided further that any cash received must be applied in accordance with the provisions of the Asset Sales covenant;

  (7)
  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (8)
  the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption "—Covenants—Liens;"

  (9)
  dispositions in connection with Permitted Liens; and

  (10)
  the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

        "Attributable Debt" in respect of a sale and lease-back transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and lease-back transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Cash Equivalents" means:

  (1)
  United States dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United

    States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any domestic commercial bank having a combined capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better or any commercial bank of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500.0 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or Standard & Poor's and in each case maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of MarkWest Energy Partners and its Restricted Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of MarkWest Energy Partners or the removal of the General Partner by the limited partners of MarkWest Energy Partners;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the MarkWest Hydrocarbon Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares;

  (4)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Persons referred to in clause (1) of the definition of "MarkWest Hydrocarbon Group," becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of MarkWest Hydrocarbon, measured by voting power rather than number of shares, at a time when MarkWest Hydrocarbon still Beneficially Owns more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares; or

  (5)
  the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

Notwithstanding the preceding, a conversion of MarkWest Energy Partners from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the MarkWest Hydrocarbon Group Beneficially Owns, directly or indirectly, in the aggregate more than 50% of the Voting Stock of such entity, or continues to own a sufficient percentage of Voting Stock of such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, and any successor thereto.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

  (2)
  an amount equal to any extraordinary loss of such Person and its Restricted Subsidiaries plus any net loss realized by such Person and its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (3)
  the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (4)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments, made or received pursuant to interest rate Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (5)
  depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (6)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of MarkWest Energy Partners shall be added to Consolidated Net Income to compute Consolidated Cash Flow of MarkWest Energy Partners only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to MarkWest Energy Partners by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements (other than the Indenture, the notes or its Guarantee), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, partners or members.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of all Persons that are Unrestricted Subsidiaries shall be excluded (without duplication);

  (2)
  the earnings included therein attributable to all entities that are accounted for by the equity method of accounting and the aggregate Net Income (but not net loss in excess of such aggregate Net Income) included therein attributable to all entities constituting Joint Ventures that are accounted for on a consolidated basis (rather than by the equity method of accounting) shall be excluded;

  (3)
  the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than the Indenture, the notes or its Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (4)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of Statement of Financial Accounting Standards No. 133, shall be excluded; and

  (5)
  the cumulative effect of a change in accounting principles shall be excluded.

        "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (1) all current liabilities reflected in such balance sheet, and (2) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the General Partner who (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreement" means that certain Fifth Amended and Restated Credit Agreement, dated December 29, 2005, among the Operating Company, the banks parties thereto and Royal Bank of Canada, as administrative agent, consisting of a revolver loan and a term loan, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Credit Facilities" means, with respect to MarkWest Energy Partners, MarkWest Finance or any Restricted Subsidiary, one or more credit facilities or commercial paper facilities, including the Credit Agreement, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Equity" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require MarkWest Energy Partners or any of its Restricted Subsidiaries to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that MarkWest Energy Partners or Restricted Subsidiary may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Restricted payments."

        "Equity Interests" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

  (5)
  all warrants, options or other rights to acquire any of the interests described in clauses (1) (4) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (1) (4) above).

        "Equity Offering" means any public or private sale for cash of Equity Interests of MarkWest Energy Partners (excluding sales made to any Restricted Subsidiary and excluding sales of Disqualified Equity) after the Issue Date; provided that a private placement of Equity Interests will not be deemed an Equity Offering unless net cash proceeds of at least $10.0 million are received.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of MarkWest Energy Partners and its Restricted Subsidiaries in existence on the Issue Date.

        "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity, and the application of the net proceeds thereof as if the same had occurred at the beginning of the applicable four-quarter reference period (and if such Indebtedness is incurred to finance the acquisition of assets (including, without limitation, a single asset, a division or segment or an entire company) that were conducting commercial operations prior to such acquisition, there shall be included pro forma net income for such assets, as if such assets had been acquired on the first day of such period).

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Hedging Obligation then in effect; and

  (5)
  if interest on any Indebtedness incurred by the specified Person or any of its Restricted Subsidiaries on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividend payments, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of MarkWest Energy Partners (other than Disqualified Equity) or to MarkWest Energy Partners or a Restricted Subsidiary of MarkWest Energy Partners, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; in each case, on a consolidated basis and in accordance with GAAP.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time.

        "General Partner" means MarkWest Energy GP, L.L.C., a Delaware limited liability company, and its successors and permitted assigns as general partner of MarkWest Energy Partners.

        "guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, "claw-back," "make-well," or "keep-well" agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness or other Obligations of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which are expressly subordinate in right of payment to the Obligations of such Subsidiary Guarantor under its Guarantee pursuant to a written agreement.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contracts or other similar agreements or arrangements or Hydrocarbon hedge contracts or Hydrocarbon forward sales contracts, in each case designed to protect such Person against fluctuations in interest rates, foreign exchange rates, or commodities prices.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing all Attributable Debt of such Person in respect of any sale and lease-back transactions not involving a Capital Lease Obligation;

  (6)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

  (7)
  representing Disqualified Equity; or

  (8)
  representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Disqualified Equity and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person, provided that a guarantee otherwise permitted by the Indenture to be incurred by MarkWest Energy Partners or any of its Restricted Subsidiaries of Indebtedness incurred by MarkWest Energy Partners or a Restricted Subsidiary in compliance with the terms of the Indenture shall not constitute a separate incurrence of Indebtedness.

        The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

  (2)
  in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date;

  (3)
  in the case of any letter of credit, the maximum potential liability thereunder; and

  (4)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of clause (7) of the preceding paragraph, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by Standard & Poor's.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the "Restricted Payments" covenant, (1) the term "Investment" shall include the portion (proportionate to MarkWest Energy Partners' Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of MarkWest Energy Partners or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, MarkWest Energy Partners or such Restricted Subsidiary shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time immediately before the effectiveness of such redesignation less the portion (proportionate to MarkWest Energy Partners' or such Restricted Subsidiary's Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the General Partner. If MarkWest Energy Partners or any Restricted Subsidiary of MarkWest Energy Partners sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of MarkWest Energy Partners such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of MarkWest Energy Partners, MarkWest Energy Partners shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Restricted payments."

        "Issue Date" means the date of the first issuance of notes under the Indenture, October 25, 2004.

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of MarkWest Energy Partners in which MarkWest Energy Partners or any of its Restricted Subsidiaries makes any Investment.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "MarkWest Hydrocarbon" means MarkWest Hydrocarbon, Inc., a Delaware corporation, and its successors.

        "MarkWest Hydrocarbon Group" means, collectively, (1) John M. Fox and any of his Affiliates, (2) MarkWest Hydrocarbon and (3) each Person which is a direct or indirect Subsidiary of MarkWest Hydrocarbon.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  the aggregate gain (but not loss in excess of such aggregate gain), together with any related provision for taxes on such gain, realized in connection with:

  (a)
  any Asset Sale; or

  (b)
  the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means, with respect to any Asset Sale or sale of Equity Interests, the aggregate proceeds received by MarkWest Energy Partners or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of, without duplication, (1) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or Equity Interests that were the subject of such Asset Sale or sale of Equity Interests, (3) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or Equity Interests or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by MarkWest Energy Partners or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to MarkWest Energy Partners or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "Non-Recourse Debt" means Indebtedness as to which:

  (1)
  neither MarkWest Energy Partners nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of MarkWest Energy Partners or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

  (3)
  the lenders have been notified in writing that they will not have any recourse to the stock or assets of MarkWest Energy Partners or any of its Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Operating Surplus" shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

        "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P., dated as of May 24, 2002, as such may be amended, modified or supplemented from time to time.

        "Permitted Business" means either (1) gathering, transporting, treating, processing, marketing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into Hedging Obligations to support these businesses, or (2) any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code.

        "Permitted Business Investments" means Investments by MarkWest Energy Partners or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of MarkWest Energy Partners or in any Joint Venture, provided that:

  (1)
  either (a) at the time of such Investment and immediately thereafter, MarkWest Energy Partners could incur $1.00 of additional Indebtedness under the first paragraph in the limitation of Indebtedness set forth under the caption "—Incurrence of indebtedness and issuance of disqualified equity" above or (b) such Investment is made with the proceeds of Incremental Funds (as defined in the covenant described under the caption "—Restricted payments");

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt with respect to MarkWest Energy Partners and its Restricted Subsidiaries or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to MarkWest Energy Partners or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which MarkWest Energy Partners or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guaranty or "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made and, if later, at the time any such Indebtedness is incurred, be incurred by MarkWest Energy Partners and its Restricted Subsidiaries in accordance with the limitation on Indebtedness set forth in the first paragraph under the caption "—Incurrence of indebtedness and issuance of disqualified equity;" and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Investments" means:

  (1)
  any Investment in, or that results in the creation of, any Restricted Subsidiary of MarkWest Energy Partners;

  (2)
  any Investment in MarkWest Energy Partners or in a Restricted Subsidiary of MarkWest Energy Partners (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in MarkWest Energy Partners);

  (3)
  any Investment in cash or Cash Equivalents;

  (4)
  any Investment by MarkWest Energy Partners or any Restricted Subsidiary of MarkWest Energy Partners in a Person if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of MarkWest Energy Partners; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, MarkWest Energy Partners or a Restricted Subsidiary of MarkWest Energy Partners;
  (5)
  any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Asset sales;"

  (6)
  any Investment in a Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of MarkWest Energy Partners;

  (7)
  Investments in stock, obligations or securities received in settlement of debts owing to MarkWest Energy Partners or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of MarkWest Energy Partners or any such Restricted Subsidiary, in each case as to debt owing to MarkWest Energy Partners or any such Restricted Subsidiary that arose in the ordinary course of business of MarkWest Energy Partners or any such Restricted Subsidiary;

  (8)
  any Investment in Hedging Obligations permitted to be incurred under the "Incurrence of indebtedness and issuance of disqualified equity" covenant;

  (9)
  other Investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the Issue Date and existing at the time of the Investment, which is the subject of the determination, was made, not to exceed the greater of (a) $10.0 million and (b) 2 1/2% of Consolidated Net Tangible Assets.

        "Permitted Liens" means:

  (1)
  Liens securing Indebtedness under the Credit Facilities permitted to be incurred under the Indenture provided that all such Liens are pari passu with each other;

  (2)
  Liens in favor of MarkWest Energy Partners or any of its Restricted Subsidiaries;

  (3)
  any interest or title of a lessor in the property subject to a Capital Lease Obligation;

  (4)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with MarkWest Energy Partners or any Restricted Subsidiary of MarkWest Energy Partners, provided that such Liens were in existence prior to, and were not obtained in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with MarkWest Energy Partners or such Restricted Subsidiary;

  (5)
  Liens on property existing at the time of acquisition thereof by MarkWest Energy Partners or any Restricted Subsidiary of MarkWest Energy Partners, provided that such Liens were in existence prior to, and were not obtained in contemplation of, such acquisition and relate solely to such property, accessions thereto and the proceeds thereof;

  (6)
  Liens to secure the performance of tenders, bids, leases, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (7)
  Liens on any property or asset acquired, constructed or improved by MarkWest Energy Partners or any Restricted Subsidiary, which (a) are in favor of the seller of such property or assets, in favor of the Person constructing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction or improvement of such asset or property, (b) are created within 360 days after the date of acquisition, construction or improvement, (c) secure the purchase price or construction or improvement cost, as the case may be, of such asset or property in an amount not to exceed the lesser of (i) the cost to MarkWest Energy Partners and its Restricted Subsidiaries of such acquisition, construction or improvement of such asset or property and (ii)100% of the fair market value (as determined by the Board of Directors of the General Partner) of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including proceeds thereof, accessions thereto and upgrades thereof);

  (8)
  Liens to secure performance of Hedging Obligations of MarkWest Energy Partners or a Restricted Subsidiary;

  (9)
  Liens existing on the Issue Date and Liens in connection with any extensions, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligation secured thereby, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased and (b) no assets are encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such extension, refinancing, renewal, replacement or defeasance;

  (10)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (11)
  Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of MarkWest Energy Partners' or any Restricted Subsidiary's business that are customary in the Permitted Business;

  (12)
  Liens securing the Obligations of the Issuers under the notes and the Indenture and of the Subsidiary Guarantors under the Guarantees;

  (13)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's Obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods and permitted by the covenant described under "—Incurrence of indebtedness and issuance of disqualified equity;"

  (14)
  Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Guarantee pursuant to a contractual covenant that limits liens in a manner substantially similar to the covenant entitled "Liens;" and

  (15)
  Liens incurred in the ordinary course of business of MarkWest Energy Partners or any Restricted Subsidiary of MarkWest Energy Partners with respect to Obligations that do not exceed 10% of Consolidated Net Tangible Assets at any one time outstanding.

After the first suspension of the covenants pursuant to the provisions under the caption "Suspended Covenants," for purposes of complying with the "Liens" covenant, the Liens described in clauses (1) and (15) of this definition of "Permitted Liens" will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 10% of the Consolidated Net Tangible Assets of MarkWest Energy Partners. Once effective, this 10% limitation on Permitted Liens will continue to apply during any later period in which the notes do not have an Investment Grade Rating from both Rating Agencies.

        "Permitted Refinancing Indebtedness" means any Indebtedness of MarkWest Energy Partners or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of MarkWest Energy Partners or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes or the Guarantees, as the case may be, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is not incurred by a Restricted Subsidiary if MarkWest Energy Partners is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or agency or political subdivision thereof or other entity.

        "Rating Agency" means each of Standard & Poor's and Moody's, or if Standard & Poor's or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Board of Directors of the General Partner) which shall be substituted for Standard & Poor's or Moody's, or both, as the case may be.

        "Restricted Investment" means an Investment other than a Permitted Investment or a Permitted Business Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the Indenture to the contrary, each of MarkWest Finance and the Operating Company shall be a Restricted Subsidiary of MarkWest Energy Partners.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the Issue Date.

        "Standard & Poors" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent Obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of MarkWest Energy Partners or MarkWest Finance (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the notes pursuant to a written agreement.

        "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity (other than an entity referred to in clause (2) below) of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (i) the only general partners or managing members of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively.

        "Subsidiary Guarantors" means each of:

  (1)
  MarkWest Energy Operating Company, L.L.C., Basin Pipeline L.L.C., West Shore Processing Company, L.L.C., MarkWest Energy Appalachia, L.L.C., MarkWest Texas GP, L.L.C., MW Texas Limited, L.L.C., MarkWest Michigan Pipeline Company, L.L.C., MarkWest Western Oklahoma Gas Company, L.L.C., MarkWest Power Tex L.P., MarkWest Pinnacle L.P., MarkWest PNG Utility L.P., MarkWest Texas PNG Utility L.P., MarkWest Blackhawk L.P., MarkWest New Mexico L.P., MarkWest Energy East Texas Gas Company L.P., MarkWest Pipeline Company, L.P., MarkWest Javelina Company, MarkWest Javelina Holding Company, L.P., MarkWest Javelina Pipeline Company and MarkWest Javelina Pipeline Holding, L.P.

  (2)
  any other Subsidiary of MarkWest Energy Partners that becomes a Subsidiary Guarantor in accordance with the provisions of the Indenture; and

  (3)
  their respective successors and assigns.

in each case until such Subsidiary Guarantor ceases to be such in accordance with the Indenture. Notwithstanding anything in the Indenture to the contrary, MarkWest Finance shall not be a Subsidiary Guarantor.

        "U.S. Government Obligations" means securities that are (1) direct Obligations of the United States of America for the payment of which its full faith and credit is pledged; (2) Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) or (2) above, are not callable or redeemable at the option of the issuers thereof; or (3) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

        "Unrestricted Subsidiary" means any Subsidiary of MarkWest Energy Partners (other than MarkWest Finance or the Operating Company) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not a party to any agreement, contract, arrangement or understanding with MarkWest Energy Partners or any Restricted Subsidiary of MarkWest Energy Partners unless the terms of any such arrangement, contract, arrangement or understanding are no less favorable to MarkWest Energy Partners or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of MarkWest Energy Partners; (3) is a Person with respect to which neither MarkWest Energy Partners nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of MarkWest Energy Partners or any of its Restricted Subsidiaries. Notwithstanding anything in the Indenture to the contrary, neither MarkWest Finance nor the Operating Company shall be designated as an Unrestricted Subsidiary.

        Any designation of a Subsidiary of MarkWest Energy Partners as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Covenants—Restricted payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of MarkWest Energy Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of indebtedness and issuance of disqualified equity," MarkWest Energy Partners shall be in default of such covenant.

        "Voting Stock" of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of material federal income tax consequences relevant to the exchange of exchange notes for outstanding notes, but does not purport to be a complete analysis for all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of exchange notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

        We believe that the exchange of exchange notes for outstanding notes should not be a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the exchange notes as it had in the outstanding notes immediately before the exchange.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the Commission in no-action letters issued to third parties, we believe that you may transfer exchange notes issued under the exchange offer in exchange for the outstanding notes if:

  •
  you acquire the exchange notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes.

        You may not participate in the exchange offer if you are:

  •
  an "affiliate" within the meaning of Rule 405 under the Securities Act of us or MarkWest Energy Finance Corporation; or

  •
  a broker-dealer that acquired outstanding notes directly from us.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver this prospectus in connection with any resale of such exchange notes. To date, the staff of the Commission has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the exchange notes, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers effecting transactions in exchange notes may be required to deliver this prospectus.

        If you wish to exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offers—Procedures for Tendering—Your Representations to Us" in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market- making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such exchange notes.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the exchange notes; or

  •
  a combination of such methods of resale;

at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes of any series that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Each letter of transmittal states that by acknowledging that it will deliver and by delivering this prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the exchange notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the applicable letter of transmittal. We have agreed to pay all reasonable expenses incident to the exchange offers (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Vinson & Elkins L.L.P. has issued an opinion about the legality of the exchange notes.

EXPERTS

        The consolidated financial statements of MarkWest Energy Partners, L.P. as of December 31, 2004 and for the year then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that MarkWest Energy Partners, L.P. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the following material weaknesses have been identified and included in management's assessment:

        Ineffective Control Environment.    The Partnership's control environment did not sufficiently promote effective internal control over financial reporting throughout their management structure, and this material weakness was a contributing factor in the development of other material weaknesses described below. Principal contributing factors included the lack of adequate personnel with sufficient expertise to perform accounting functions necessary to ensure preparation of financial statements in accordance with generally accepted accounting principles, and a lack of adequate policies and procedures to enable the timely preparation of reliable financial statements, as described more fully above. These deficiencies were reported to the Partnership by their auditors in connection with the audit of the Partnership's financial statements for the year ended December 31, 2003; however, they were not remediated by December 31, 2004.

        Insufficient technical accounting expertise, inadequate policies and procedures related to accounting matters, and inadequate management review in the financial reporting process.    The Partnership did not have sufficient technical accounting expertise to address, or adequate policies and procedures associated with accounting for, complex accounting matters. In addition, the Partnership did not maintain policies and procedures to ensure adequate management review of information supporting their financial statements. Specifically, the Partnership identified deficiencies in the following areas relating to the preparation of their financial statements:

  •
  They did not have a sufficient number of personnel with adequate technical expertise to effectively carry out the Partnership's policies and procedures related to the review of technical accounting matters.

  •
  They did not maintain policies and procedures over the selection and application of appropriate accounting policies, or the assessment of the appropriate accounting treatment for non-routine transactions.

  •
  They did not maintain policies and procedures that provide for timely and effective management review of information supporting its financial statements prior to their issuance.

        These material weaknesses in internal control over financial reporting resulted in the material misstatement of compensation expense in 2002, 2003 and 2004. As a result of this material misstatement, the Partnership restated its financial statements for 2002, 2003, and the first three quarters of 2003 and 2004. These material weaknesses in internal control over financial reporting also resulted in material misstatements of (i) interest capitalized on major construction projects in process; (ii) asset retirement obligations relating to assets acquired in the third quarter of 2004; (iii) accrued liabilities and lease expense related to costs associated with their ceasing to use a portion of their leased office facility in Houston; and (iv) accrued liabilities and facility expenses as a result of an improper accrual for repairs to a pipeline they lease. As a result of the material misstatements described in (i) and (ii), the Partnership restated its financial statements for the third quarter of 2004.

        Inadequate personnel, processes and controls at the Partnership's Southwest Business Unit.    The Partnership did not have adequate personnel, policies, and procedures at their Southwest Business Unit to enable timely preparation of reliable financial information for that business unit. Specifically, they identified the following internal control deficiencies at their Southwest Business Unit:

  •
  They did not employ personnel with sufficient expertise to perform accounting functions necessary to ensure preparation of financial information in accordance with generally accepted accounting principles.

  •
  They did not maintain policies and procedures to ensure that account analyses and reconciliations of supporting account details to the general ledger were accurately prepared and reviewed timely, and that any reconciling items were investigated and resolved on a timely basis.

  •
  They did not maintain policies and procedures to ensure that journal entries were accurately prepared and properly reviewed prior to being recorded in the general ledger.

  •
  They did not maintain policies and procedures to ensure that accruals for revenue and cost of purchased product were recorded accurately and in the appropriate financial reporting period.

        These material weaknesses in internal control over financial reporting resulted in misstatements of cash; receivables; other current assets; property, plant and equipment; accumulated depreciation; intangible assets; accounts payable; accrued liabilities; other liabilities; and partners' capital. These material weaknesses also resulted in misstatements of revenues; purchased product costs; facility expenses; selling, general and administrative expenses; depreciation; amortization of intangible assets; accretion of asset retirement obligations; and interest expense. As a result, they restated their financial statements for the first three quarters of 2004.

        Inadequately designed controls and procedures over property, plant and equipment.    The Partnership did not have adequately designed policies and procedures to ensure that costs associated with activities relating to their facilities were properly accounted for as capital expenditures or maintenance expense. This material weakness in internal control over financial reporting resulted in a material misstatement of property, plant and equipment, and facilities expenses. As a result, of this material misstatement the Partnership restated their financial statements for the second and third quarters of 2004 to expense costs that had previously been capitalized in error.

        The MarkWest Energy Partners, L.P. financial statements as of December 31, 2003 and for the two years ended December 31, 2003 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004, have been incorporated in reliance on the report (which contains an explanatory paragraph relating to the Partnership's restatement of its financial statements as described in Note 19 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The Javelina Company financial statements incorporated in this prospectus by reference to MarkWest Energy Partners, L.P.'s Current Report on Form 8-K/A dated November 1, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said experts in accounting and auditing.

        The Starfish Pipeline Company, LLC financial statements incorporated in this prospectus by reference to MarkWest Energy Partners, L.P.'s Current Report on Form 8-K/A dated March 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said experts in accounting and auditing.

        The audited financial statements of American Central Eastern Texas Gas Company, Limited Partnership as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003 as incorporated by reference in this prospectus from our Current Report on Form 8-K/A dated September 13, 2004, have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC's web site at http://www.sec.gov.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        Any information that we file under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, and that is deemed "filed," with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2004;

  •
  Our Quarterly Reports on Forms 10-Q for the periods ended March 31, 2005, June 30, 2005, and September 30, 2005

  •
  Our Current Reports on Forms 8-K and 8-K/A filed January 6, 2005, January 26, 2005, January 27, 2005, February 22, 2005, March 31, 2005, April 5, 2005, April 6, 2005, April 7, 2005, May 3, 2005, May 5, 2005, May 6, 2005, June 15, 2005, June 24, 2005, June 24, 2005, July 27, 2005, August 8, 2005, August 19, 2005, August 30, 2005, September 21, 2005, September 22, 2005, September 23, 2005, October 11, 2005, November 1, 2005, November 7, 2005, November 9, 2005, November 10, 2005, November 16, 2005, November 18, 2005, December 8, 2005, December 9, 2005, December 22, 2005, December 29, 2005 and January 5, 2006.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

MarkWest Energy Partners, L.P.
155 Inverness Drive West, Suite 200
Englewood, CO 80112-5000
Attention: Andrew L. Schroeder
(303) 290-8700

        We also make available free of charge on our internet website at http://www.markwest.com our annual reports on Form 10-K and our quarterly reports on Form 10-Q, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Statements included in this prospectus and any documents we incorporate by reference that are not historical facts are forward looking statements. We use words such as "may," "believe," "estimate," "expect," "plan," "intend," "project," "anticipate," and similar expressions to identify forward looking statements.

        These forward looking statements are based on management's current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward looking statements.

        Important factors that could cause our actual results of operations or our actual financial condition to differ include, but are not necessarily limited to:

  •
  Our ability to successfully integrate our recent or future acquisitions;

  •
  The availability of raw natural gas supply for our gathering and processing services;

  •
  Our substantial debt and other financial obligations could adversely impact our financial condition;

  •
  The availability of NGLs for our transportation, fractionation and storage services;

  •
  Our dependence on certain significant customers, producers, gatherers, treaters, and transporters of natural gas, including MarkWest Hydrocarbon;

  •
  The risks that third party oil and natural gas exploration and production activities will not occur or be successful;

  •
  Prices of NGL products and crude oil, including the effectiveness of any hedging activities, and indirectly natural gas prices;

  •
  Competition from other NGL processors and natural gas gatherers, including major energy companies;

  •
  Changes in general economic conditions in regions in which our products are located;

  •
  Our ability to identify and consummate grass roots projects or acquisitions complementary to our business; and.

  •
  Our ability to raise sufficient capital to execute our business plan through borrowing or issuing equity.

        These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on future results. We do not update publicly any forward looking statement. We caution you not to rely unduly on forward-looking statements. You should read "Risk factors" beginning on page 7 of this prospectus for further information.

ANNEX A

LETTER OF TRANSMITTAL
To Tender
Outstanding 6.875% Series A Senior Notes due 2014

of

MARKWEST ENERGY PARTNERS, L.P.

MARKWEST ENERGY FINANCE CORPORATION

Pursuant to the Exchange Offer and Prospectus dated            , 2006

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

Attention: Corporate Trust Operations
Sixth and Marquette
MAC N9303-121
Minneapolis, Minnesota 55479
Telephone: (800) 344-5128
Facsimile: (612) 667-4927

        IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 6.875% SERIES A SENIOR NOTES DUE 2014 (THE "OUTSTANDING NOTES") FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 6.875% SERIES B SENIOR NOTES DUE 2014 PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE BY CAUSING AN AGENT'S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

        The undersigned hereby acknowledges receipt and review of the prospectus, dated                     , 2006 (the "Prospectus"), of MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership") and MarkWest Energy Finance Corporation, a Delaware corporation ("Finance Corp."), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Partnership and Finance Corp.'s offer (the "Exchange Offer") to exchange its 6.875% Series B Senior Notes due 2014 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 6.875% Series A Senior Notes due 2014 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Partnership reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended. The Partnership shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your Outstanding Notes; and

  •
  You agree to be bound by the terms of this Letter of Transmittal.

        By using the ATOP procedures to tender Outstanding Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        1.     By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Partnership to be necessary or desirable to complete the tender of Outstanding Notes.

        3.     The tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Partnership as to the terms and conditions set forth in the Prospectus.

        4.     The Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "Commission"), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such Exchange Notes directly from the Partnership to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the "Securities Act") and any such holder that is an "affiliate" of the Partnership or Finance Corp. within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such Exchange Notes.

        5.     By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

          a.     the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

          b.     neither you nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes;

          c.     neither you nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes; and

          d.     neither the holder nor any such other person is an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Partnership or Finance Corp.

        6.     You may, if you are unable to make all of the representations and warranties contained in paragraph 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of October 25, 2004 relating to the 6.875% Series A Senior Notes due 2014 (the "Registration Rights Agreement"), by and among the Partnership, Finance Corp. and the Initial Purchasers (as defined therein). Such election may be made only by notifying the Partnership in writing at 155 Inverness Drive West, Suite 200. Englewood, Colorado 80112-5000, Attention: Andrew L. Schroeder. By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Partnership, each of the directors of MarkWest Energy GP, L.L.C., the general partner of the Partnership (the "General Partner"), Finance Corp., each of the officers of the General Partner who signs such shelf registration statement on behalf of the Partnership, each person who controls the Partnership within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each other holder of Outstanding Notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

        7.     If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

        8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.    Book-Entry Confirmations.

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 P.M. New York City time on the Expiration Date.

2.    Partial Tenders.

        Tenders of Outstanding Notes will be accepted only in denominations of $1,000 and integral multiples of $1,000. The entire principal amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of Outstanding Notes not tendered and Exchange Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3.    Validity of Tenders.

        All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Outstanding Notes will be determined by the Partnership, in its sole discretion, which determination will be final and binding. The Partnership reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Partnership, be unlawful. The Partnership also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Outstanding Notes. The Partnership's interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Partnership shall determine. Although the Partnership intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Partnership, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders via the facilities of DTC, as soon as practicable following the Expiration Date.

        Until            , 2006 all dealers that effect transactions in the exchange notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

MarkWest Energy Partners, L.P.

MarkWest Energy Finance Corporation

Offer to Exchange

Registered
$225,000,000 6.875% Series B Senior Notes due 2014

for

Outstanding
$225,000,000 6.875% Series A Senior Notes due 2014

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Section 17-108 of the Delaware Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The partnership agreement of MarkWest Energy Partners, L.P. provides that, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

  •
  our general partner;

  •
  any departing general partner;

  •
  any person who is or was an affiliate of a general partner or any departing general partner;

  •
  any person who is or was a member, partner, officer, director employee, agent or trustee of our general partner or any departing general partner or any affiliate of a general partner or any departing general partner; or

  •
  any person who is or was serving at the request of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

        Any indemnification under these provisions will only be out of our assets. Our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

        Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Also, Article VI of the bylaws of MarkWest Energy Finance Corporation provides for the indemnification of directors and officers of and such directors and officers who serve at the request of the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

        The limited liability company agreement of MarkWest Energy GP, L.L.C. provides that it will, to the fullest extent permitted by law, indemnify and advance expenses to indemnitees (as defined therein) from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee, provided that in each case the indemnitee acted in good faith and in a manner which such indemnitee reasonably believed to be in, or not opposed to the best interests of, the operating company. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. In addition, each indemnitee would automatically be entitled to the advancement of expenses in connection with the foregoing indemnification. Any indemnification under these provisions will be only out of the assets of the operating company.

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits:

        Reference is made to the Index to Exhibits following the signature pages hereto, which Index to Exhibits is hereby incorporated into this item.

  (b)
  Financial Statement Schedules:

        None.

Item 22. Undertakings.

        Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 17th day of January, 2006.

MARKWEST ENERGY PARTNERS, L.P.
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ ANDREW L. SCHROEDER
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4/A has been signed below by the following persons in the capacities indicated on the 17th day of January, 2006.

Signature	Title
* Frank M. Semple	President, Chief Executive Officer and Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P. (Principal Executive Officer)
* James G. Ivey	Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P. (Principal Financial Officer)
/s/ NANCY K. MASTEN Nancy K. Masten	Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P. (Principal Accounting Officer)
* John M. Fox	Chairman of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William A. Kellstrom	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.

* Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
*By:	/s/ ANDREW L. SCHROEDER Andrew L. Schroeder Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 17th day of January, 2006.

MARKWEST ENERGY FINANCE CORPORATION
By:	/s/ ANDREW L. SCHROEDER
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4/A has been signed below by the following persons in the capacities indicated on the 17th day of January, 2006.

Signature	Title
* Frank M. Semple	Chairman, Chief Executive Officer, President and Director of MarkWest Energy Finance Corporation (Principal Executive Officer)
* James G. Ivey	Senior Vice President, Chief Financial Officer and Director of MarkWest Energy Finance Corporation (Principal Financial Officer)
/s/ NANCY K. MASTEN Nancy K. Masten	Vice President, Treasurer and Director of MarkWest Energy Finance Corporation (Principal Accounting Officer)
*By:	/s/ ANDREW L. SCHROEDER Andrew L. Schroeder Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 17th day of January, 2006.

MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ ANDREW L. SCHROEDER
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4/A has been signed below by the following persons in the capacities indicated on the 17th day of January, 2006.

Signature	Title
* Frank M. Semple	President, Chief Executive Officer and Director of MarkWest Energy GP, L.L.C.,† General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)
* James G. Ivey	Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)
/s/ NANCY K. MASTEN Nancy K. Masten	Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Accounting Officer)
* John M. Fox	Chairman of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William A. Kellstrom	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.

* Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
*By:	/s/ ANDREW L. SCHROEDER Andrew L. Schroeder Attorney-in-Fact
†
MarkWest Energy GP, L.L.C. is the general partner of MarkWest Energy Partners, L.P., which is the managing member of MarkWest Energy Operating Company, L.L.C.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Registration Statement on Form S-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 17th day of January, 2006.

BASIN PIPELINE, L.L.C.
WEST SHORE PROCESSING COMPANY, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST TEXAS GP, L.L.C.
MW TEXAS LIMITED, L.L.C.
MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST WESTERN OKLAHOMA GAS COMPANY, L.L.C.

By:	MARKWEST ENERGY OPERATING COMPANY, L.L.C., its Managing Member
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
/s/ ANDREW L. SCHROEDER Andrew L. Schroeder Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4/A has been signed below by the following persons in the capacities indicated on the 17th day of January, 2006.

Signature	Title
* Frank M. Semple	President, Chief Executive Officer and Director of MarkWest Energy GP, L.L.C.,† General Partner of MarkWest Energy Partners, L.P. (Principal Executive Officer)
* James G. Ivey	Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Financial Officer)
/s/ NANCY K. MASTEN Nancy K. Masten	Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners, L.P. (Principal Accounting Officer)
* John M. Fox	Chairman of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.

* Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William A. Kellstrom	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
*By:	/s/ ANDREW L. SCHROEDER Andrew L. Schroeder Attorney-in-Fact
†
MarkWest Energy GP, L.L.C. is the general partner of MarkWest Energy Partners, L.P., which is the managing member of MarkWest Energy Operating Company, L.L.C. MarkWest Energy Operating Company, L.L.C. is the managing member of Basin Pipeline L.L.C., West Shore Processing Company, L.L.C., MarkWest Energy Appalachia, L.L.C., MarkWest Texas GP, L.L.C., MW Texas Limited, L.L.C., MarkWest Michigan Pipeline Company, L.L.C. and MarkWest Western Oklahoma Gas Company, L.L.C.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Registration Statement on Form S-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 17th day of January, 2006.

MARKWEST NEW MEXICO, L.P.
MARKWEST PINNACLE L.P.
MARKWEST PNG UTILITY L.P.
MARKWEST TEXAS PNG UTILITY L.P.
MARKWEST BLACKHAWK L.P.
MARKWEST POWER TEX L.P.
MARKWEST ENERGY EAST TEXAS GAS COMPANY L.P.
MARKWEST PIPELINE COMPANY, L.P.
MARKWEST JAVELINA HOLDING COMPANY, L.P.
MARKWEST JAVELINA PIPELINE HOLDING, L.P.

By:	MARKWEST TEXAS GP, L.L.C., its general partner
By:	MARKWEST ENERGY OPERATING COMPANY, L.L.C., its Managing Member
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ ANDREW L. SCHROEDER
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4/A has been signed below by the following persons in the capacities indicated on the 17th day of January, 2006.

Signature	Title
* Frank M. Semple	President, Chief Executive Officer and Director of MarkWest Energy GP, L.L.C.,† General Partner of MarkWest Energy Partners L.P. (Principal Executive Officer)
* James G. Ivey	Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P. (Principal Financial Officer)

/s/ NANCY K. MASTEN Nancy K. Masten	Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P. (Principal Accounting Officer)
* John M. Fox	Chairman of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William A. Kellstrom	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
*By:	/s/ ANDREW L. SCHROEDER Andrew L. Schroeder Attorney-in-Fact
†
MarkWest Energy GP, L.L.C. is the general partner of MarkWest Energy Partners, L.P., which is the managing member of MarkWest Energy Operating Company, L.L.C. MarkWest Energy Operating Company, L.L.C. is the managing member of MarkWest Texas GP, L.L.C., and MarkWest Texas GP, L.L.C is the general partner of MarkWest New Mexico, L.P., MarkWest Pinnacle L.P., MarkWest PNG Utility L.P., MarkWest Texas PNG Utility L.P., MarkWest Blackhawk L.P., MarkWest Power Tex L.P., MarkWest Pipeline Company, L.P., MarkWest Energy East Texas Gas Company L.P., MarkWest Javelina Holding Company, L.P. and MarkWest Javelina Pipeline Holding, L.P.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant has duly caused this Registration Statement on Form S-4/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 17th day of January, 2006.

MARKWEST JAVELINA COMPANY MARKWEST JAVELINA PIPELINE COMPANY.
By:	MARKWEST JAVELINA HOLDING COMPANY, L.P., a Partner
By:	MARKWEST TEXAS GP, L.L.C., its general partner
By:	MARKWEST ENERGY OPERATING COMPANY, L.L.C., its Managing Member
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ ANDREW L. SCHROEDER
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer
By:	MARKWEST JAVELINA PIPELINE HOLDING, L.P., a Partner
By:	MARKWEST TEXAS GP, L.L.C., its general partner
By:	MARKWEST ENERGY OPERATING COMPANY, L.L.C., its Managing Member
By:	MARKWEST ENERGY PARTNERS, L.P., its Managing Member
By:	MARKWEST ENERGY GP, L.L.C., its General Partner
By:	/s/ ANDREW L. SCHROEDER
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4/A has been signed below by the following persons in the capacities indicated on the 17th day of January, 2006.

Signature	Title
* Frank M. Semple	President, Chief Executive Officer and Director of MarkWest Energy GP, L.L.C.,† General Partner of MarkWest Energy Partners L.P. (Principal Executive Officer)
* James G. Ivey	Chief Financial Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P. (Principal Financial Officer)
/s/ NANCY K. MASTEN Nancy K. Masten	Chief Accounting Officer of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P. (Principal Accounting Officer)
* John M. Fox	Chairman of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Donald C. Heppermann	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Charles K. Dempster	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William A. Kellstrom	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* William P. Nicoletti	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
* Keith E. Bailey	Director of MarkWest Energy GP, L.L.C., General Partner of MarkWest Energy Partners L.P.
*By:	/s/ ANDREW L. SCHROEDER Andrew L. Schroeder Attorney-in-Fact
†
MarkWest Energy GP, L.L.C. is the general partner of MarkWest Energy Partners, L.P., which is the managing member of MarkWest Energy Operating Company, L.L.C. MarkWest Energy Operating Company, L.L.C. is the managing member of MarkWest Texas GP, L.L.C., and MarkWest Texas GP, L.L.C is the general partner of MarkWest Javelina Holding Company, L.P. and MarkWest Javelina Pipeline Holding, L.P. MarkWest Javelina Holding Company, L.P. and MarkWest Javelina Pipeline Holding, L.P. are each partners in MarkWest Javelina Company and MarkWest Javelina Pipeline Company.

INDEX TO EXHIBITS

Exhibit Number		Description
3.1(1)	—	Certificate of Limited Partnership of MarkWest Energy Partners, L.P.
3.2(2)	—	Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P. dated as of May 24, 2002.
3.3(3)	—	Amendment No.1 to Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P. dated as of December 31, 2004.
3.3(1)	—	Certificate of Formation of MarkWest Energy Operating Company, L.L.C.
3.4(4)	—	Amended and Restated Limited Liability Company Agreement of MarkWest Energy Operating Company, L.L.C. dated as of May 24, 2002.
3.5(1)	—	Certificate of Formation of MarkWest Energy GP, L.L.C.
3.6(5)	—	Amended and Restated Limited Liability Company Agreement of MarkWest Energy GP, L.L.C. dated as of May 24, 2002.
3.7(6)	—	Certificate of Incorporation of MarkWest Energy Finance Corporation dated October 8, 2004.
3.7(11)	—	Amendment No. 2 to Amended and Restated Limited Partnership Agreement MarkWest Energy Partners, L.P.
3.8(6)	—	Bylaws of MarkWest Energy Finance Corporation dated October 8, 2004.
4.3(7)	—	Indenture of MarkWest Energy Partners, L.P. and MarkWest Energy Finance Corporation.
4.6(8)	—	Purchase Agreement dated October 19, 2004 among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation and the initial purchasers named therein.
4.7(8)	—
Indenture dated as of October 25, 2004 among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, as Issuers, the subsidiaries named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.
4.8(8)	—
Registration Rights Agreement dated October 25, 2004 by and among MarkWest Energy Partners L.P., MarkWest Energy Finance Corporation, the guarantors listed in Schedule 1 thereto, and J.P. Morgan Securities Inc., RBC Capital Markets Corporation, Fortis Securities LLC, Jefferies & Company, Inc., Lehman Brothers Inc., Piper Jaffrey & Co., SG Americas Securities, LLC and Wachovia Capital Markets.
4.9(6)	—
First Supplemental Indenture dated February 2, 2005 by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, as Issuers, the subsidiaries named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.
4.10*	—
Second Supplemental Indenture dated January 17, 2006 by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, as Issuers, the subsidiaries named therein, as Guarantors, and Wells Fargo Bank, National Association, as Trustee.
4.11	—	Form of Exchange Note (attached as Exhibit A to the Indenture filed as Exhibit 4.7 hereto).
5.1(6)	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

10.5(9)	—
Contribution, Conveyance and Assumption Agreement dated as of May 24, 2002, among MarkWest Energy Partners, L.P.; MarkWest Energy Operating Company, L.L.C.; MarkWest Energy GP, L.L.C.; MarkWest Michigan, Inc.; MarkWest Energy Appalachia, L.L.C.; West Shore Processing Company, L.L.C.; Basin Pipeline, L.L.C.; and MarkWest Hydrocarbon, Inc.
10.6(9)	—	MarkWest Energy GP, L.L.C. Long-Term Incentive Plan.
10.7(9)	—	First Amendment to MarkWest Energy Partners, L.P. Long-Term Incentive Plan.
10.8(9)	—	Omnibus Agreement dated of May 24, 2002, among MarkWest Hydrocarbon, Inc.; MarkWest Energy GP, L.L.C.; MarkWest Energy Partners, L.P.; and MarkWest Energy Operating Company, L.L.C.
10.9(9)	—	Fractionation, Storage and Loading Agreement dated as of May 24, 2002, between MarkWest Energy Appalachia, L.L.C. and MarkWest Hydrocarbon, Inc.
10.10(9)	—	Gas Processing Agreement dated as of May 24, 2002, between MarkWest Energy Appalachia, L.L.C. and MarkWest Hydrocarbon, Inc.
10.11(9)	—	Pipeline Liquids Transportation Agreement dated as of May 24, 2002, between MarkWest Energy Appalachia, L.L.C. and MarkWest Hydrocarbon, Inc.
10.12(9)	—	Natural Gas Liquids Purchase Agreement dated as of May 24, 2002, between MarkWest Energy Appalachia, L.L.C. and MarkWest Hydrocarbon, Inc.
10.13(9)	—	Gas Processing Agreement (Maytown) dated as of May 28, 2002, between Equitable Production Company and MarkWest Hydrocarbon, Inc.
10.14(9)	—	Amendment to Gas Processing Agreement (Maytown) dated as of March 26, 2002, between Equitable Production Company and MarkWest Hydrocarbon, Inc.
10.15(10)	—	Services Agreement dated as of January 1, 2004 between MarkWest Energy GP, L.L.C. and MarkWest Hydrocarbon, Inc.
10.16(12)	—
Fifth amended and restated credit agreement dated as of December 29, 2005, among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, N.A., as Syndication Agent, Fortis Capital Corp., as Documentation Agent, U.S. Bank National Association, as Documentation Agent, Societe Generale, as Documentation Agent, and Wachovia Bank, National Association, as Documentation Agent, RBC Capital Markets and J.P. Morgan Securities Inc., as Lead Arrangers and Joint Bookrunners, to the $615,000,000 Senior Credit Facility.
12.1*	—	Calculation of ratios of earnings to fixed charges.
21.1(6)	—	List of subsidiaries.
23.1*	—	Consent of PricewaterhouseCoopers LLP, Denver.
23.2*	—	Consent of PricewaterhouseCoopers LLP, Houston.
23.3*	—	Consent of BKD, LLP.
23.4*	—	Consent of KPMG LLP
23.5	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
24.1(6)	—	Power of Attorney.
25.1*	—	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture.

*
Filed herewith

(1)
Incorporated by reference to the Form S-1 Registration Statement filed January 31, 2002.

(2)
Incorporated by reference to Amendment No. 5 to Form S-1 filed May 8, 2002.

(3)
Incorporated by reference to the Registrant's Current Report on Form 8-K filed January 6, 2004.

(4)
Incorporated by reference to Amendment No. 1 to Form S-1 filed March 22, 2002.

(5)
Incorporated by reference to Amendment No. 3 to Form S-1 filed April 24, 2002.

(6)
Incorporated by reference to Form S-4 Registration Statement No. 333-122945 filed February 22, 2005.

(7)
Incorporated by reference to the Current Report on Form 8-K filed June 19, 2003.

(8)
Incorporated by reference to the Current Report on Form 8-K filed October 25, 2004.

(9)
Incorporated by reference to the Current Report on Form 8-K filed June 7, 2002.

(10)
Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 filed March 15, 2004.

(11)
Incorporated by reference to the Current Report on Form 8-K filed November 16, 2005.

(12)
Incorporated by reference to the Current Report on Form 8-K filed January 5, 2006.